UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BAYCOM CORP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

500 Ygnacio Valley Road, Suite 200
Walnut Creek, California 94596

(925) 476-1800

April 26, 2024

Dear Shareholder:

You are cordially invited to attend the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of BayCom Corp (the “Company”), to be held on Tuesday, June 18, 2024, at 2:30 p.m. local time, in the Company’s Board Room, 500 Ygnacio Valley Road, Suite 200, Walnut Creek, California, 94596.

The matters expected to be acted upon at the Annual Meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and proxy statement. An important part of the Annual Meeting is the shareholder vote on corporate business items. I urge you to exercise your rights as a shareholder to vote and participate in this process. At the Annual Meeting, we will present management’s report to you on the Company’s 2023 financial and operating performance.

This year we again are using a U.S. Securities and Exchange Commission rule to furnish our proxy statement, Annual Report on Form 10-K for the year ended December 31, 2023 and proxy card over the Internet to shareholders. This means that shareholders will not receive paper copies of these documents. Instead, shareholders will receive only a notice containing instructions on how to access the proxy materials over the Internet. This rule allows us to lower the costs of delivering the meeting materials and reduce the environmental impact of the Annual Meeting. If you would like to receive a copy of the printed materials, the notice contains instructions on how you can request printed copies of these documents.

Your vote is important. We hope that you will be able to attend the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, please read the accompanying proxy statement and then vote by submitting your proxy as promptly as possible. Voting as early as possible will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Annual Meeting.

Thank you for your attention to this important matter.

Sincerely yours,

Lloyd W. Kendall, Jr.	George J. Guarini
Chairman of the Board	President and Chief Executive Officer

500 Ygnacio Valley Road, Suite 200
Walnut Creek, California 94596

(925) 476-1800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held on June 18, 2024

NOTICE IS HEREBY given that the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of BayCom Corp (the “Company”) will be held at 2:30 p.m. local time, on Tuesday, June 18, 2024, in the Company’s Board Room, 500 Ygnacio Valley Road, Suite 200, Walnut Creek, California for the following purposes, as more fully described in the accompanying proxy statement:

1.	The election of the following eight nominees to the Company’s Board of Directors, each for a one-year term: James S. Camp; Harpreet S. Chaudhary; Keary L. Colwell; George J. Guarini; Lloyd W. Kendall, Jr.; Janet L. King; Robert G. Laverne, MD; and Syvia L. Magid.
2.	An advisory (non-binding) vote on executive compensation.
3.	An advisory (non-binding) vote as to whether future advisory votes on executive compensation should be held every one year, every two years or every three years.
4.	The approval of the BayCom Corp 2024 Omnibus Incentive Plan.
5.	The ratification of the appointment of Moss Adams LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024.
6.	Such other matters as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

Only shareholders of record as of the close of business on April 19, 2024 are entitled to receive notice of, to attend, and to vote at, the Annual Meeting.

The Board of Directors of the Company unanimously recommends that you vote FOR the election of the director nominees named in the enclosed proxy statement, FOR the advisory (non-binding) vote on executive compensation, for every THREE YEARS on the advisory (non-binding) vote as to the frequency of future advisory votes on executive compensation, FOR the approval of the BayCom Corp 2024 Omnibus Incentive Plan and FOR the ratification of the appointment of Moss Adams LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Nominations for election of members of the Company’s Board of Directors may be made by the board or by any holder of any outstanding class of capital stock of the Company entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the President of the Company by the later of: (i) the close of business twenty-one (21) calendar days prior to any meeting of shareholders called for the election of directors; or (ii) ten (10) calendar days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the Company owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the Annual Meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

You are cordially invited to attend the Annual Meeting in person. To ensure that your vote is counted at the Annual Meeting, however, please vote as promptly as possible.

By Order of the Board of Directors

Keary L. Colwell
Director, Senior Executive Vice President and Secretary
Walnut Creek, California April 26, 2024

Important Notice Regarding the Availability of
Proxy Materials for the Shareholder Meeting to Be Held on June 18, 2024.

BayCom Corp’s proxy statement, Annual Report on Form 10-K
and electronic proxy card are available on the Internet at www.annualgeneralmeetings.com/BayCom.

You are encouraged to review all of the information contained in the proxy statement before voting.

PROXY STATEMENT

BAYCOM CORP

500 Ygnacio Valley Road, Suite 200
Walnut Creek, California 94596

(925) 476-1800

ANNUAL MEETING OF SHAREHOLDERS JUNE 18, 2024

General

This Proxy Statement is being furnished to shareholders of BayCom Corp (the “Company,” “BayCom,” “we,” “us,” “our”) in connection with the solicitation by our Board of Directors of proxies to vote our common stock, no par value (“Common Stock”), at our Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, June 18, 2024 at 2:30 p.m. local time, in the Company’s Board Room, 500 Ygnacio Valley Road, Suite 200, Walnut Creek, California, and all adjournments and postponements of the Annual Meeting.

At the Annual Meeting, shareholders are being asked to consider and vote upon (i) the election of eight directors of BayCom, each for a one-year term, (ii) an advisory (non-binding) vote on executive compensation (the “Say-on-Pay Vote”), (iii) an advisory (non-binding) vote on whether an advisory vote on executive compensation should be held every one year, every two years or every three years (the “Say-on-Pay Frequency Vote”), (iv) the approval of the BayCom Corp 2024 Omnibus Incentive Plan (the “Omnibus Incentive Plan Proposal”) and (v) the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (the “Independent Auditor Proposal”). In their discretion, the holders of proxies will have discretion to vote on any other matters that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting. At this time, the Board of Directors is not aware of any other matters that will come before the Annual Meeting for action by the shareholders.

Certain information in this Proxy Statement relates to our bank subsidiary, United Business Bank (the “Bank”).

The accompanying Notice of Annual Meeting and proxy and this proxy statement are first being made available to shareholders on or about April 26, 2024.

Voting Securities

Only holders of record of Common Stock as of the close of business on April 19, 2024 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding 11,329,177 shares of Common Stock.

Each holder of record of Common Stock is entitled to one vote, whether voted in person or by proxy, for each share of Common Stock held as of the Record Date, except that shareholders may have cumulative voting rights with respect to the election of directors.

Cumulative voting for directors allows a shareholder to cast for any candidate a number of votes greater than the number of votes that the shareholder normally is entitled to cast. A shareholder may cumulate votes either (i) by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are normally entitled or (ii) by distributing the shareholder’s votes on the same principle among as many candidates as the shareholder sees fit. No shareholder may cumulate votes unless, prior to the Annual Meeting, the shareholder has given notice of the intent to cumulate. If any shareholder has given notice to cumulate, then all shareholders may cumulate their votes for candidates in nomination. The eight (8) candidates receiving the highest number of votes shall be elected. The Board of Directors does not, at this time, intend to give such notice or to cumulate the votes it may hold pursuant to the proxies solicited herein unless the required notice by a shareholder is given, in which case it may cumulate votes for election of directors and cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as it may determine in its discretion. Therefore, discretionary authority to cumulate votes in such event is solicited in this Proxy Statement. If you choose to cumulate your votes, you will need to submit a proxy card or ballot and make an explicit statement of your intent to cumulate your votes, either by indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the Annual Meeting.

If your shares are held in “street name” by a broker, your broker is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker nevertheless will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote your shares with respect to any “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” Whether an item is discretionary is determined by the exchange rules governing your broker. Your broker will provide information to you indicating how you can forward voting instructions and whether you can forward them by Internet, phone or mail.

How to Vote

If you are a registered shareholder, that is, if you hold your stock in your own name, you may vote by:

●	Internet. To vote by Internet, have your Shareholder Control Number from the Notice of Internet Availability of Proxy Materials in hand; go to https://ipst.pacificstocktransfer.com/pxlogin; and follow the instructions for voting on-line. The deadline for voting by Internet is 11:59 p.m. Pacific Time on June 17, 2024.
●	Mail. To vote by mail, request a paper copy of the proxy card and related materials, as noted above and on the Notice of Internet Availability of Proxy Materials. Then properly complete and sign the proxy card and return it in the return envelope provided in a timely manner. The mailed card must be received by the Company before the start of the Annual Meeting to be voted.
●	In Person at the Annual Meeting. If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank, or other nominee, you will need to obtain a proxy form from the named holder of your shares indicating that you were the beneficial owner of those shares on the record date for voting at the Annual Meeting.

If you choose to cumulate your votes, you will need to submit a proxy card or ballot and make an explicit statement of your intent to cumulate your votes, either by indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the Annual Meeting. Cumulative voting is not available if you vote using the Internet.

Revoking Your Proxy; Changing Your Vote

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. If you are a registered shareholder, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting by:

●	voting by the Internet — your latest Internet vote will be counted;
●	signing another proxy with a later date;
●	giving written notice of the revocation of your proxy to the Secretary of BayCom prior to the Annual Meeting; or
●	voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of your proxy.

Any written notice revoking a proxy should be delivered to Keary L. Colwell, Senior Executive Vice President and Secretary, BayCom Corp, 500 Ygnacio Valley Road, Suite 200, Walnut Creek, California 94596. If your shares are held in “street name” through a bank, broker, or other nominee, you must follow the instructions on the form you receive from your bank, broker or other nominee with respect to revoking your proxy.

Votes Required

Under the Company’s Bylaws, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. Abstentions and broker non-votes will be counted as shares that are present or represented at the Annual Meeting for purposes of determining a quorum. If a quorum is not present, we may propose to adjourn the Annual Meeting and reconvene the Annual Meeting at a later date.

The election of directors will be decided by a plurality of votes cast. Accordingly, the eight nominees receiving the highest number of “FOR” votes will be elected. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded from the vote and will have no effect on the outcome of the election of directors. Similarly, broker non-votes will have no effect on the outcome of the election of directors.

Approval of the Say-on-Pay Vote, the Omnibus Incentive Plan Proposal and the Independent Auditor Proposal requires, in each case, the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting, and (ii) a majority of the shares required to constitute a quorum. In the case of the Say-on-Pay Frequency Vote, if no frequency receives the foregoing vote, then we will consider the option that receives the highest number of votes cast to be the frequency recommended by shareholders.

Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes cast in connection with the Say-on-Pay Vote, the Omnibus Incentive Plan Proposal and the Independent Auditor Proposal (or in the case of the Say-on-Pay Frequency Vote, votes for “One Year,” “Two Years,” and “Three Years”). Broker non-votes and abstentions will have no effect on determining whether the affirmative vote constitutes a majority of the shares present or represented by proxy and voting at the Annual Meeting (or in the case of the Say-on-Pay Frequency Vote, votes for “One Year,” “Two Years,” and “Three Years”). Brokers generally have discretionary authority to vote on the Independent Auditor Proposal because it is considered a routine matter under applicable rules and, therefore, we do not expect broker non-votes with respect to this proposal. In addition, for each proposal an affirmative vote equal to a majority of the shares necessary to constitute a quorum is also required for approval under California law. Therefore, broker non-votes and abstentions could prevent the approval of a proposal because they do not count as affirmative votes.

All shares of Common Stock represented at the Annual Meeting by proxies solicited hereunder will be voted in accordance with the specifications made by the shareholders executing the proxies. If a properly executed and unrevoked proxy solicited hereunder does not specify how the shares represented thereby are to be voted, the shares will be voted FOR the election as directors of the nominees named in this proxy statement, FOR the Say-on-Pay Vote, for a frequency of every THREE YEARS on the Say-on-Pay Frequency Vote, FOR the Omnibus Incentive Plan Proposal and FOR the Independent Auditor Proposal, and in accordance with the discretion of the persons appointed proxy for the shares upon any other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting. At this time, the Board of Directors is not aware of any other matters to come before the Annual Meeting.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our Common Stock. In addition to solicitation by mail, directors, officers and employees of the Company and the Bank may solicit proxies personally or by telephone, facsimile, letter or electronically without additional compensation.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information as of April 19, 2024, the voting record date for the Annual Meeting, regarding the beneficial ownership of Common Stock by:

●	all persons known by us to own beneficially more than 5% of our outstanding Common Stock;
●	each of our named executive officers;
●	each of our directors (at the Company level); and
●	all our directors (at the Company level) and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or dispositive power with respect to such securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as otherwise indicated, all persons listed below have sole voting and dispositive power with respect to the shares beneficially owned by them, subject to applicable community property laws. Except as otherwise indicated, the address for each shareholder listed below is c/o BayCom Corp, 500 Ygnacio Valley Road, Suite 200, Walnut Creek, California 94596. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding Common Stock.

	Number of
	Shares		Percent of
	Beneficially		Common Stock
Name of Beneficial Owner	Owned		Outstanding

Greater than 5% Shareholders

Blackrock, Inc.	968,006	(1)	8.5%
Wellington Management Group LLP	707,393	(2)	6.2%
The Vanguard Group	666,164	(3)	5.9%

Directors and Executive Officers

Lloyd W. Kendall, Jr.	101,336	(4)	*
George J. Guarini.	261,903	(5)	2.3%
James S. Camp	126,630	(6)	1.1%
Harpreet S. Chaudhary	45,606	(4)	*
Robert G. Laverne, M.D,	86,700	(4)	*
Syvia L. Magid	6,563	(4)	*
Keary L. Colwell	78,033	(7)	*
Janet L. King	85,033	(8)	*
All directors and executive officers as a group (11 persons)	819,330	(9)	7.2%

(Footnotes begin on following page.)

(1)	BlackRock, Inc. (“BlackRock”) filed a Schedule 13G amendment with the SEC on January 25, 2024, reporting aggregate beneficial ownership of 968,006 shares as of December 31, 2023. BlackRock reported sole voting power with respect to 955,975 shares and sole dispositive power with respect to 968,006 shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001. The information contained herein regarding BlackRock is derived from such filing.
(2)	Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively, the “Wellington Group”) jointly filed a Schedule 13G with the SEC on February 8, 2024, reporting aggregate beneficial ownership of 707,393 shares of Common Stock as of December 29, 2023. Each member of the Wellington Group reported shared voting and dispositive powers with respect to such shares. The address of the Wellington Group is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210. The information contained herein regarding the Wellington Group is derived from such filing.
(3)	The Vanguard Group filed a Schedule 13G with the SEC on February 13, 2024, reporting aggregate beneficial ownership of 666,164 shares as of December 29, 2023. The Vanguard Group reported shared voting power with respect to 6,337 shares, sole dispositive power with respect to 655,534 shares and shared dispositive power with respect to 10,630 shares. The address of the Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355. The information contained herein regarding the Vanguard Group is derived from such filing.
(4)	Includes 1,619 restricted shares of Common Stock over which the individual has sole voting power and no dispositive power.
(5)	Includes 26,827 shares of Common Stock held in Mr. Guarini’s 401(k) Plan account over which he has sole dispositive power and shared voting power, 26,173 restricted shares of Common Stock over which he has sole voting power and no dispositive power and 126,190 shares of Common Stock held by a charitable foundation of which he is a trustee and over which he has shared voting and dispositive powers.
(6)	Includes 6,484 shares of Common Stock held in an administrative trust of which Mr. Camp is the sole trustee and beneficiary and has sole voting and dispositive power, 1,619 restricted shares of Common Stock over which Mr. Camp has sole voting power and no dispositive power, and 102,500 shares of Common Stock owned by S. A. Camp Companies, of which Mr. Camp is the President and has sole voting and dispositive power over.
(7)	Includes 13,160 restricted shares of Common Stock over which Ms. Colwell has sole voting power and no dispositive power.
(8)	Includes 13,160 restricted shares of Common Stock over which Ms. King has sole voting power and no dispositive power.
(9)	Includes shares held by directors and executive officers directly, in retirement accounts, in a fiduciary capacity or by certain affiliated entities or members of the named individuals’ families, with respect to which shares the named individuals and group may be deemed to have sole or shared voting and/or dispositive powers. Also includes 75,485 restricted shares of Common Stock over which the directors and executive officers have sole voting power and no dispositive power.

PROPOSAL I – ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of eight members. The Board of Directors, acting on the recommendation of the Board’s Corporate Governance and Nominating Committee (the “CGN Committee”), has approved the director nominees identified in the table below, each for a one-year term. If a nominee is unable to serve, the shares represented by all properly executed proxies will be voted for the election of such substitute nominee as the Board of Directors, acting on the recommendation of the CGN Committee, may approve. At this time, the Board of Directors knows of no reason why any nominee named in this Proxy Statement may be unable to serve, if elected.

Effective March 18, 2024, Rocco Davis, who had served as a director of BayCom since 2017, resigned from the Board of Directors of BayCom. The Board wishes to thank Mr. Davis for his dedicated service to the Company.

Name	Age	Position(s) Held in the Company	Director Since(1)
Lloyd W. Kendall, Jr.	77	Chairman of the Board	2004
George J. Guarini	70	Director, President and Chief Executive Officer and Director	2004
James S. Camp	72	Director	2004
Harpreet S. Chaudhary	62	Director	2011
Keary L. Colwell	64	Director, Sr. Executive Vice President, Chief Financial Officer and Corporate Secretary	2021
Janet L. King	61	Director, Sr. Executive Vice President and Chief Operating Officer	2021
Robert G. Laverne, MD	77	Director	2004
Syvia L. Magid	53	Director	2019

(1)	Includes years of service on the Board of Directors of the Bank (formerly known as Bay Commercial Bank).

Board Diversity

The Listing Rules of the NASDAQ Stock Market (“NASDAQ”) require each NASDAQ-listed company, subject to certain exceptions, (1) to have at least one director who self-identifies as female, and (2) to have at least one director who self-identifies as Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, two or more races or ethnicities, or as LGBTQ+, or (3) to explain why the company does not have at least two directors on its board who self-identify in the categories listed above. In addition, the NASDAQ Listing Rules generally require each NASDAQ-listed company to provide statistical information about the company’s board of directors, in a uniform format, related to each director’s self-identified gender, race, and self-identification as LGBTQ+. The following matrix provides the requisite statistical information with respect to our Board of Directors.

Board Diversity Matrix (As of April 26, 2024)
Total Number of Directors	8
	Female	Male
Part I: Gender Identity
Directors	3	5
Part II: Demographic Background
Alaskan Native or American Indian	1	—
Asian	—	1
White	2	4
Two or More Races or Ethnicities	1*	—

*	One director self-identified as American Indian and White.

Business Background of Our Directors

The business experience of each director and director nominee of BayCom for at least the past five years and the experience, qualifications, attributes, skills and area of expertise of each director that supports his or her service as a director are set forth below. Unless otherwise indicated, the director has held his or her position for at least the past five years.

Lloyd W. Kendall, Jr.: Mr. Kendall is a lawyer, practicing in the Bay Area since 1978 and specializing in real estate and tax law. His specialty is tax-free exchanges and related areas of the law. He received much of his tax law education through his employment with the U.S. Treasury Department, Internal Revenue Service. Mr. Kendall formed and owned Lawyers Asset Management, Inc., acting as “Qualified Intermediary” for tax-free exchanges under Section 1031(a) of the Internal Revenue Code, until 2006 when his company merged with Commercial Capital Bank. He also served as tax counsel for several title companies and was the President of Equity Investment Exchange, Inc., a competitor of Lawyers Asset Management owned by Mercury Title Companies of Colorado. He has lectured extensively throughout the U.S. providing continuing education for lawyers and realtors. Mr. Kendall’s qualifications to serve as a member of our Board of Directors include extensive experience in the areas of real estate and tax matters.

George J. Guarini: Mr. Guarini is currently the President and Chief Executive Officer of BayCom and the Bank. Prior to co-founding the Bank in 2004, Mr. Guarini was the Senior Vice President and Senior Lending Officer of Summit Bank, a community bank headquartered in Oakland, California. Mr. Guarini also served as Summit Bank’s acting president between August 2001 and August 2002. From 1994 to 1999, Mr. Guarini held multiple positions with Imperial Capital Bank, based in Glendale, California, where he began as Senior Vice President and was charged with resolving significant loan portfolio weaknesses. In 1995, following a successful initial public offering by ITLA Capital Corporation, parent of Imperial Capital Bank, he was appointed as Chief Lending Officer. In 1997, Mr. Guarini served as the founding Chief Executive Officer of ITLA Funding Corporation, a wholly owned subsidiary of ITLA Capital Corporation. Prior to joining Imperial Capital Bank, Mr. Guarini held the position of Senior Vice President for California Republic Bank from 1991 to 1994. Mr. Guarini earned his Bachelor of Arts degree in Economics from Rutgers University. Mr. Guarini’s qualifications to serve as a member of our Board of Directors include more than 30 years of experience in the banking industry, holding key executive and senior level management positions with national and regional financial institutions.

James S. Camp: Mr. Camp is the President of the S.A. Camp Companies, a closely held company incorporated in 1932. Mr. Camp has served as the company’s President since 1979. Mr. Camp has more than 30 years of bank director experience, having served as a director of California Republic Bank from 1980 to 1994, including as Vice Chairman of the Board and Chairman of the Executive Committee of the Board (1985 – 1992) and as Chairman of the Board (1992 – 1994). Mr. Camp received a B.S. in Finance from the University of Southern California in 1973. In 1976, Mr. Camp was awarded a J.D. degree from the University of Santa Clara School of Law. In 1977, Mr. Camp received an L.L.M. in Taxation from New York University School of Law. Mr. Camp has been a member of the State Bar of California since 1976. Mr. Camp’s qualifications to serve as a member of our Board of Directors include nearly 40 years of management and advisory experience, as well as more than three decades of service as a bank director.

Harpreet S. Chaudhary: Mr. Chaudhary is a Certified Public Accountant (CPA) and a Certified Financial Planner (CFP) serving as the president of Area Financial Services, Inc., which provides accounting, wealth planning, and tax planning and preparation services for high net worth individuals and small business owners in the Bay Area for over 25 years. Mr. Chaudhary is a California licensed realtor and owns and manages various commercial retail properties. Mr. Chaudhary is actively involved with various Bay Area charities like Pratham, the Fremont Sikh Gurdwara, Genco and the Punjab Cultural Society. Mr. Chaudhary is a graduate of the University of Delhi, India. Mr. Chaudhary’s qualifications to serve as a member of our Board of Directors include his extensive knowledge in the areas of accounting, business and real estate.

Keary L. Colwell: Ms. Colwell is the Senior Executive Vice President, Chief Financial Officer and Corporate Secretary of BayCom. Ms. Colwell has served as the Chief Financial Officer and Corporate Secretary of the Bank since its inception in 2004 and is presently also the Bank’s Chief Administrative Officer. Ms. Colwell is a member of the Bank’s executive management team and is responsible for all aspects of accounting and finance functions including financial reporting, asset liability management, and budget and financial planning. She also oversees the Bank’s risk management process. Prior to joining the Bank, Ms. Colwell was employed by The San Francisco Company and Bank of San Francisco, where she served as the Executive Vice President and Chief Financial Officer from 1996 through the sale of the company in 2001. Ms. Colwell served as the Vice President/Senior Financial Management of First Nationwide Bank from 1988 – 1992. Prior to joining First Nationwide Bank, Ms. Colwell was the Vice President and Controller at Independence Savings and Loan Association. Ms. Colwell worked in public accounting after graduating from college. She obtained her Certified Public Accountant license in 1984. Ms. Colwell holds a B.S. degree from California State University, Chico. Ms. Colwell’s qualifications to serve as a member of our Board of Directors include more than 30 years of experience in the banking industry, holding key executive and senior level management positions, as well as her expertise in finance and accounting.

Janet L. King: Ms. King is the Senior Executive Vice President and Chief Operating Officer of BayCom. Ms. King has served as the Chief Operating Officer of the Bank since its inception in 2004. Ms. King is a member of the Bank’s executive management team. Prior to joining the Bank, Ms. King was employed by Circle Bank in Novato, California from 1999 – 2004 where she served as the Chief Branch Administrative Officer and was a member of the executive management team. She was responsible for all aspects of operations, including branch development, human resources, information technology and compliance. Prior to that, Ms. King was the Vice President of Operations for Valencia Bank & Trust in Valencia, California from 1987 – 1998, where she was responsible for branch development, centralized operations, information technology and deposit compliance. Ms. King earned her B.S. degree in Business Administration from the University of Phoenix. Ms. King’s qualifications to serve as a member of our Board of Directors include more than 35 years of experience in the banking industry, holding key executive and senior level management positions.

Robert G. Laverne, M.D.: Dr. Laverne is an anesthesiologist at John Muir Medical Center in Walnut Creek, California. Dr. Laverne is also the founder and Managing Member of New Horizons Properties, LLC, a property development company. Dr. Laverne served as the Chief Financial Officer of Medical Anesthesia Consultants (1988 – 1994) and was a director of Medical Anesthesia Consultants (1988 – 2008). Dr. Laverne was the Chairman of the Department of Anesthesiology at John Muir Medical Center from (1989 – 1991) and was Chairman of the John Muir Medical Center Physician Credentials Committee from (1994 – 2001). Dr. Laverne received his M.D. degree from the University of California Medical Center, San Francisco, and his B.A. degree from the University of California at Berkeley. Dr. Laverne’s qualifications to serve as a member of our Board of Directors include his extensive management and advisory experience, holding key board positions, and his experience as a real estate developer.

Syvia L. Magid: Ms. Magid is a partner at the law firm Fox Rothschild LLP and became a director of BayCom and the Bank effective December 1, 2019. She was previously an attorney at MBV Law LLP, which merged into Fox Rothschild LLP in 2014, and was a partner at the law firm Stein Rudser Cohen & Magid LLP. In her legal practice, she advises and assists clients with entity decisions and entity formation; general corporate matters and governance; winding up and dissolving businesses; and mergers, acquisitions, and reorganizations. Ms. Magid earned a Juris Doctor degree from University of California College of Law, San Francisco, and a Bachelor of Arts degree from Whittier College. Ms. Magid’s qualifications to serve as a member of our Board of Directors include her extensive legal and business experience.

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES AND CORPORATE GOVERNANCE MATTERS

Environmental, Social and Corporate Governance Matters

We view ourselves as a regional community bank positioned for smart growth—dedicated to maintaining the core values and culture that reflect our brand and commitment to solid, long-term value for all our stakeholders. We consider environmental, social and governance (“ESG”) matters to be an integral part of our business and are committed to continuous progression of our ESG efforts. We believe strong corporate governance is the foundation that upholds public trust in our company, and we are dedicated to conducting business in an ethical, transparent, safe and sound manner.

Environmental. We have a commitment to environmental issues, and recent initiatives to reduce our environmental impact have included:

●	Routine use of e-signing and file sharing technology to support transactional efficiencies and a paperless environment;
●	Video conferencing technologies that reduce travel to and between our offices;
●	Computers, printers and copiers that enter power saving mode when not in use and our IT department recycles our e-waste;
●	Monitoring utility usage at all our facilities;
●	Paper and plastic recycling in all locations, use of electronic records management, and auto shut-off lighting in certain areas;
●	Use of electronic communication rather than paper reports for internal reporting and board reports;
●	Promoting e-statement services by implementation of paper statement fees;
●	Reducing offsite document storage requirements and the overall retention of paper;
●	Paperless invoicing and payments to all vendors where available; and
●	Encouraging business clients to use our remote capture deposit services and retail clients to use mobile deposit services.

Social. We have a commitment to our communities and our employees. We value and recognize the importance of diversity, equity and inclusion (“DEI”) initiatives in the communities we serve and our workplace. We have undertaken numerous social efforts focused on employee satisfaction, community development and involvement, and customer satisfaction, and continue to seek ways to improve our social engagement. Our recent efforts have included:

Communities:

●	Serving and strengthening the communities in which we live, work and play, which we believe fosters strong and rewarding relationships with our clients and community partners;
●	Investing in, donating to and lending to low-or moderate-income communities in California, Washington, New Mexico, Colorado, and Nevada through our Community Reinvestment Act (“CRA”) programs;
●	Annual shredding events at various branch locations throughout the states we operate in;

●	Support for more than 40 non-profit organizations through donations and services throughout our footprint;
●	Up to 16 hours of paid time off annually for employees to volunteer and take part in CRA qualifying community service. In 2023, our employees volunteered over 1,000 hours at more than 20 events; and
●	Up to 10 hours of paid and 30 hours of non-paid time off for volunteering at school activities.

Our Team:

●	Recruiting, hiring and promoting employees based on their individual ability and experience and in accordance with affirmative action and Equal Employment Opportunity laws and regulations;
●	Summer internships;
●	Financial wellness education materials through our financial planner portal to our employees across the organization;
●	Equitable and competitive compensation packages for our employees, along with a strong work culture centered on highly ethical, team-focused behavior. We provide regular performance feedback and encourage collaboration across the Company through open dialogue and focused execution while seeking diverse perspectives;
●	Periodic pay equity reviews covering employees at all levels of our organization;
●	Opportunities for career advancement, job training and leadership development;
●	Comprehensive employee engagement surveys, with a high level of employee participation, to gain perspective on what we do well and our opportunities for improvement;
●	A commitment to identifying and assisting employees who face hardships; and
●	We recognize the importance of having a diversified workforce representative of the communities we serve. Our executive management team consists of six individuals, four of whom are women and three of whom identify with an underrepresented group. As of December 31, 2023, our employee population was represented by 71% women and 29% men, and 64% of our employees represented minority demographics.

In 2022, we formed our senior management committee, consisting of 26 senior officers responsible for building rapport, improving communication and transparency, and identifying areas of strengths and weakness to create a road map for future improvements within the organization and our communities. This committee continues to be invaluable in uniting all areas of the Bank in order to reach our corporate goals and initiatives.

Corporate Governance Matters

Director Independence. The NASDAQ Listing Rules as well as the rules of the SEC, impose several requirements with respect to the independence of our directors, including that a majority of the board be “independent directors,” as that term is defined under the NASDAQ Listing Rules. Our Board of Directors has undertaken a review of the independence of each director in accordance with these rules. Based on information provided by each director concerning his or her background, employment and affiliations, our Board of Directors has determined that Lloyd W. Kendall, Jr., James S. Camp, Harpreet S. Chaudhary, Robert G. Laverne, M.D. and Syvia L. Magid do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as that term is defined under the NASDAQ Listing Rules. In determining the independence of our directors, the Board of Directors considered relationships between the Company and our directors that are not required to be reported under “Certain Relationships and Related Transactions,” below, consisting of loans made to and deposit accounts that our directors maintain at the Bank, and all other facts and circumstances our Board of Directors deemed relevant in determining their independence.

Board Leadership Structure and Qualifications. We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all shareholders. When evaluating potential director candidates, we consider, among other factors, the candidate’s character, judgment, diversity, skills, including financial literacy, and experience in the context of our needs and those of the Board of Directors. We also consider the candidate’s service on boards of other companies and whether such service would impair the candidate’s ability to perform responsibly all director duties for BayCom.

Our Board of Directors does not have a formal policy requiring the separation of the roles of Chief Executive Officer and Chairman of the Board. It is the Board of Directors’ view that rather than having a rigid policy, the Board of Directors, with the advice and assistance of the CGN Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chairman of the Board, with Mr. Guarini serving as our Chief Executive Officer and Mr. Kendall as Chairman of the Board, reinforcing the leadership role of our Board of Directors in its oversight of our business and affairs.

Board’s Role in Risk Oversight.Our Board of Directors believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. Our Board of Directors, both directly and through its committees, is responsible for overseeing our risk management processes, with each of its committees assuming a different and important role in overseeing the management of the risks we face.

The Audit Committee of our Board of Directors oversees our enterprise-wide risk management framework, which establishes our overall risk appetite and risk management strategy and enables our management to understand, manage and report on the risks we face. The Audit Committee is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting), potential conflicts of interest and engaging as appropriate with the Bank’s risk committee to assess our enterprise-wide risk framework. The Board’s Compensation Committee has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally. In particular, the Compensation Committee, in conjunction with our President and Chief Executive Officer and other members of our management as appropriate, reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees. The CGN Committee oversees risks associated with the independence of our Board of Directors.

Our senior management is responsible for implementing and reporting to the Board of Directors our risk management processes, including assessing and managing the strategic, operational, regulatory, investment and execution risks we face on a day-to-day basis. Our senior management is also responsible for creating and recommending to our Board of Directors for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.

The role of our Board of Directors in risk oversight is consistent with our leadership structure, with our President and Chief Executive Officer and the other members of senior management having responsibility for assessing and managing risk exposure and with our Board of Directors and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systematic and effective approach for identifying, managing and mitigating risks throughout our operations.

Board’s Role in Oversight of Information and Cybersecurity. As a financial institution, cybersecurity presents a significant operational and reputational risk. Given the nature of our operations and business, including the Bank’s reliance on relationships with various third-party providers in the delivery of financial services, cybersecurity risk may manifest itself through various business activities and channels, and it is thus considered an enterprise-wide risk that is subject to control and monitoring at various levels of management throughout the Bank and oversight by the Board. The Board receives updates on the status of our cybersecurity controls, reports of significant cybersecurity incidents and annual education in this area.

We maintain a formal information/cybersecurity management program designed to protect the confidentiality, integrity, and availability of business and customer information, which is subject to oversight by and reporting to the Audit Committee. The Audit Committee oversees and reviews reports on significant matters of corporate security, including cybersecurity. Reports include information and cybersecurity assessment results, business continuity, disaster recovery, and incident response planning and testing, patch management program status, vendor management program status, and independent audit results. All information security-related policies are reviewed and approved annually by the Audit Committee.

Stock Pledging and Hedging Policies. BayCom’s “Policy and Procedures Governing Trading in Securities and Confidentiality of Inside Information,” among other things, prohibits the Company’s directors, officers and employees from holding Company securities in a margin account or pledging Company stock as collateral for a loan. In addition, the policy prohibits directors, officers and employees of the Company from using any financial instruments (including without limitation prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities owned by the director, executive officer or employee.

Meetings and Committees of the Board of Directors

Meetings of the Company’s Board of Directors are generally held on a quarterly basis with additional meetings scheduled as the need arises. The membership of the Bank’s Board of Directors is identical to the Company’s Board of Directors, with the exception of three directors of the Bank who do not serve as directors of the Company. Meetings of the Bank’s Board of Directors are generally held on a monthly basis. For the fiscal year ended December 31, 2023, the Board of Directors of the Company held four regular meetings and five special meetings, and the Board of Directors of the Bank held 11 regular meetings and no special meeting. During fiscal year 2023, no incumbent during his or her term as a director of the Company attended fewer than 75% in the aggregate of the total number of meetings of each Board of Directors and the total number of meetings held by the committees on which he or she served.

Our Board of Directors has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. The responsibilities of these committees are described below. Our Board of Directors may also establish such other committees, as it deems appropriate, in accordance with applicable laws and regulations and our corporate governance documents. The following table summarizes the membership of each of the committees of the Board of Directors.

Corporate
Governance and
	Audit	Compensation	Nominating
Director Name	Committee	Committee	Committee
Lloyd W. Kendall, Jr.	X	X	X*
George J. Guarini.
James S. Camp		X	X
Harpreet S. Chaudhary	X*	X
Keary L. Colwell.
Rocco Davis(1).	X
Janet L. King.
Robert G. Laverne, MD	X	X*	X
Syvia L. Magid	X	X

*	Committee Chair

(1)	Mr. Davis resigned from the Board of Directors of BayCom effective March 18, 2024.

Audit Committee. The Audit Committee operates under a formal written charter adopted by the Board of Directors. The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our internal audit function and independent auditors and risk assessment and risk management. Among other things, the Audit Committee is responsible for:

●	annually reviewing the Audit Committee charter and the Audit Committee’s performance;
●	appointing, evaluating and determining the compensation of our independent auditors;
●	reviewing and approving the scope of the annual audit, the audit fee, the financial statements, significant accounting policy changes, any material weaknesses identified by outside auditors or the internal audit function and any risk management issues;
●	preparing the Audit Committee report for inclusion in our proxy statement for our annual meeting of shareholders;
●	reviewing disclosure controls and procedures, internal controls, internal audit function and corporate policies with respect to financial information;
●	assisting the Board of Directors in monitoring our compliance with applicable legal and regulatory requirements;
●	overseeing investigations into complaints concerning financial matters, if any; and
●	reviewing other risks that may have a significant impact on our financial statements.

The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding to engage, outside legal, accounting or other advisors, as the Audit Committee deems necessary to carry out its duties.

All members of the Audit Committee (i) are independent directors, as defined under the NASDAQ Listing Rules; (ii) meet the additional independence criteria for audit committee members set forth in SEC Rule 10A-3(b)(1); (iii) have not participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years; and (iv) are able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement. The Board of Directors has determined that Mr. Chaudhary meets the requirements adopted by the SEC for qualification as an “audit committee financial expert”. During 2023, the Audit Committee held four meetings.

Compensation Committee. The Compensation Committee operates under a formal written charter adopted by the Board of Directors. The Compensation Committee is responsible for discharging the board’s responsibilities relating to compensation of our executive officers and directors. Among other things, the Compensation Committee is responsible for:

●	evaluating human resources and compensation strategies;
●	reviewing and approving objectives relevant to executive officer compensation;
●	evaluating performance and recommending the compensation of the Chief Executive Officer in accordance with those objectives;
●	approving any changes to non-equity-based benefit plans involving a material financial commitment;

●	recommending to the Board of Directors compensation for directors; and
●	evaluating its performance in relation to the Compensation Committee charter.

The Compensation Committee is composed solely of members who satisfy the applicable independence requirements of the NASDAQ Listing Rules for compensation committees. The Compensation Committee is scheduled to meet at least once a year and on an as-needed basis. The Compensation Committee held five meetings during 2023.

Corporate Governance and Nominating Committee. The CGN Committee operates under a formal written charter adopted by the Board of Directors. The CGN Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the CGN Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our Board of Directors concerning governance matters. Among other things, the CGN Committee is responsible for:

●	identifying individuals qualified to be directors consistent with the criteria approved by the Board of Directors and recommending director nominees to the full Board of Directors;
●	recommending the appropriate size of the Board of Directors;
●	reviewing nominations submitted by shareholders that comply with the requirements of the Company’s Charter and Bylaws;
●	reviewing proposals submitted by shareholders for business to be conducted at annual meetings of shareholders;
●	annually recommending committee assignments and committee chairs on all committees of the Board of Directors;
●	establishing procedures for the regular ongoing reporting by board members of any developments that may affect their qualifications or independence as directors and making recommendations as deemed appropriate; and
●	taking a leadership role in shaping the corporate governance of our organization.

Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures. Pursuant to the Company’s Bylaws, nominations for directors by shareholders must be made in writing and delivered to the President of the Company at the Company’s principal executive offices by the later of: (i) the close of business twenty-one (21) calendar days prior to any meeting of shareholders called for the election of directors, or (ii) ten (10) calendar days after the date of mailing of notice of the meeting to shareholders. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in the Company’s Bylaws. This description is a summary of our nominating process. Any shareholder wishing to propose a director candidate to the Company should review and must comply fully with the procedures set forth in the Company’s Charter and Bylaws, as well as the requirements of Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For additional information, see “Shareholder Proposals and Other Information.”

The CGN Committee charter sets forth certain criteria the CGN Committee shall consider in identifying and recommending individuals for nomination to the Board of Directors. In identifying candidates for membership to the Board of Directors, the CGN Committee shall take into account all factors it considers appropriate in order for the Company to achieve its strategic business objections and regulatory obligations, which may include, but not be limited to:

●	ensuring that the Board of Directors, as a whole, is diverse (including, without discrimination, diversity of race, gender, religion, sexual orientation, ethnicity, education, disability and age) by considering:

●	individuals with various and relevant business and occupational experience, specialized knowledge or skills (such as an understanding of banking, marketing, finance, regulation and public policy);
●	industry knowledge and experience;
●	financial expertise (including expertise that may qualify a director as an “audit committee financial expert”);
●	level of commitment to the Company’s communities and shared values; and
●	minimum individual qualifications, including:
●	strength of character;
●	integrity and reputation;
●	independence;
●	leadership;
●	mature judgment;
●	familiarity with our business and industry;
●	willingness to commit the necessary time required for board and committee membership; and
●	independence of thought.

While the CGN Committee has not adopted a formal diversity policy with regard to the selection of director nominees, as set forth above, diversity is one of the factors that the CGN Committee considers in identifying nominees for director. The CGN Committee may also consider a candidate’s other directorships and commitments (including charitable obligations), tenure on the Board of Directors, attendance at Board and Committee meetings, stock ownership, the candidate’s ability to work collegially and the extent to which the candidate would fill a present need on the Board of Directors. An overriding principle is that all appointments to the Board of Directors shall be based upon merit and suitability of the candidate to the particular role being filled.

The CGN Committee is composed solely of independent directors, as defined under the NASDAQ Listing Rules. The CGN Committee is scheduled to meet at least once a year and on an as-needed basis. The CGN Committee met one time during 2023.

Committee Charters. The charters of the Audit, Compensation, and CGN Committees are posted on our website at www.unitedbusinessbank.com under “About Us — Investor Information.”

Code of Ethics

We have adopted a code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions, and to all of our other employees as well as our directors. You may obtain a copy of the code of business conduct and ethics free of charge by writing to the Corporate Secretary of BayCom Corp, 500 Ygnacio Valley Road, Suite 200, Walnut Creek, California, 94596, or by calling 925-476-1800. In addition, the Code of Business Conduct and Ethics is available on our website at www.unitedbusinessbank.com under “About Us — Investor Information.”

Communications with Directors

Any shareholder desiring to communicate with the Board of Directors, or one or more specific members thereof, should write to Lloyd Kendall, Jr., Chairman of the Board of the Company, 500 Ygnacio Valley Road, Suite 200, Walnut Creek, California, 94596.

Attendance Policy at Annual Meetings

Although we do not have a formal policy regarding director attendance at annual shareholder meetings, directors are expected to attend these meetings. All of the Company’s directors at that time were in attendance at last year’s annual shareholder meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

The “named executive officers” of BayCom are George J. Guarini, our Chief Executive Officer, Janet L. King, our Senior Executive Vice President and Chief Operating Officer and Keary L. Colwell, our Senior Executive Vice President, Chief Financial Officer and Corporate Secretary, as of December 31, 2023. The following table presents compensation awarded in the years ended December 31, 2023 and 2022 to our named executive officers or paid to or accrued for those executive officers for services rendered during those years.

					Non-equity
				Stock	Incentive Plan	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Awards(2)	Compensation(3)	Compensation(4)	Total
George J. Guarini	2023	$723,061	$—	$174,070	$183,546	$30,780	$1,111,457
President and Chief	2022	695,250	234,091	167,381	182,503	189,360	1,468,585
Executive Officer

Janet L. King	2023	$417,151	$—	$100,428	$90,764	$24,602	$632,945
Senior Executive Vice	2022	401,106	115,759	77,246	90,249	62,366	746,726
President and Chief
Operating Officer

Keary L. Colwell	2023	$417,151	$—	$100,428	$90,764	$25,130	$633,473
Senior Executive Vice	2022	401,106	115,759	77,246	90,249	62,894	747,254
President, Chief Financial
Officer and Corporate
Secretary

(1)	For 2022, represents a discretionary bonus awarded to the executive. For additional information, see “— Annual Bonus” below.
(2)	The amounts in this column are calculated using the grant date fair value of the award under Financial Accounting Standards Board Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation (“FASB ASC Topic 718”), based on the number of restricted shares awarded and the grant date fair value of the Common Stock on the date the award was made. The assumptions used in the calculations of the grant date fair value amounts are included in Note 18 of the Notes to Consolidated Financial Statements contained in “Item 8. Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2023. For additional information regarding the restricted stock awards to the named executive officers, see “— Employment Agreements with Mr. Guarini, Ms. King and Ms. Colwell” and “— Equity Incentive Plans” below.
(3)	For additional information, see “— Annual Bonus” below.

(4)	The amounts represented for the year ended December 31, 2023, consist of the following:

	401(k)
	Matching	Automobile
Name	Contribution	Allowance	Other(a)	Total
George J. Guarini	$13,200	$9,600	$7,980	$30,780
Janet L. King	13,200	9,600	1,802	24,602
Keary L. Colwell	13,200	9,600	2,330	25,130

(a)	Consists of country club dues of $5,460 for Mr. Guarini with the balance representing split dollar life insurance premiums paid on behalf of Mr. Guarini and the other named executive officers.

Employment Agreements with Mr. Guarini, Ms. King and Ms. Colwell

Effective March 5, 2021, the Company and the Bank entered into amended and restated employment agreements with Mr. Guarini, Ms. King and Ms. Colwell. Effective January 17, 2024, the Company and the Bank amended each of the employment agreements to, among other matters, provide for a term expiring March 5, 2027 and reflect the current annual base salaries of each of the executives. The term of each agreement will automatically extend for an additional year on each March 5th annual anniversary date of the agreements, unless either party gives notice that the extensions will cease.

The employment agreements provide for, among other things, a minimum annual base salary of $724,131 for Mr. Guarini and $417,768 for each of Ms. King and Ms. Colwell (subject to adjustments as may be determined by our Board of Directors), incentive bonuses, an $800 monthly automobile allowance and group insurance benefits, as well as a group life insurance benefit payable to the executive’s designated beneficiary in an amount equal to the executive’s then-current annual base salary and participation in any retirement, profit-sharing, salary deferral, medical expense reimbursement and other similar plans we may establish for our employees. Each agreement generally provides for indemnification of the executive to the maximum extent permitted by law and applicable regulations for any expenses incurred by the executive, and for any judgments, awards, fines or penalties imposed against the executive, in any proceeding relating to the executive’s actions (or our actions) while an agent of ours. Each agreement also provides for the advancement of expenses to the executive and coverage under a director and officer liability insurance policy.

The employment agreements also provide for an annual restricted stock grant (“Annual Award”) in the first quarter of each year for a number of shares of Common Stock equal to 25% (20% for Ms. King and Ms. Colwell for their grants in 2022) of the executive’s base salary as of the end of the preceding calendar year, divided by the fair market value of our Common Stock as of the date of grant. These annual grants will vest at the rate of 20% per year over a five-year period, with the initial vesting occurring on the one-year anniversary of the date of grant. For 2023, Mr. Guarini, Ms. King and Ms. Colwell received Annual Awards of 7,770 shares, 4,483 shares and 4,483 shares of Common Stock, respectively.

The employment agreements provide that the Annual Awards and any other equity awards will become fully vested upon either (1) a termination of the executive’s employment due to death or disability or by the Bank without cause, (2) a change in control as defined in our 2017 Omnibus Equity Incentive Plan (or any applicable subsequent plan) if no replacement award is provided to the executive, or (3) the executive terminates his or her employment for “good reason” as defined below.

Each agreement provides that if, within one year following a change in control, the executive’s employment is terminated without cause or the executive terminates his or her employment for “good reason,” then the executive will be entitled to a lump sum cash severance payment. The severance pay in connection with a change in control would be equal to three times the sum of (a) the executive’s then-current annual base salary, (b) any incentive bonus paid to the executive with respect to the preceding year, and (c) the grant date value of the executive’s Annual Award for the year in which the termination occurs or, if the termination occurs before the Annual Award is made for such year, the grant date value of the Annual Award for the immediately preceding calendar year. In addition, if we terminate the agreement without cause prior to a change in control, the Bank will (1) pay the aggregate amount in the preceding sentence over 24 months (12 months for Ms. King and Ms. Colwell) in equal monthly installments, and (2) for a period of 24 months continue to provide the executive with health insurance benefits on the same terms as if the executive had remained employed by us during such period. The term “good reason” means any of the following: (1) a material permanent reduction in the executive’s total compensation or benefits; (2) a material permanent reduction in the executive’s title or responsibilities; or (3) a relocation of the executive’s principal office so that his or her commute distance is increased by more than 40 miles from Walnut Creek, California.

Each employment agreement provides that if the severance payments and benefits to be made thereunder, together with other change in control payments or benefits to the executive, would be deemed to be “parachute payments” under Section 280G of the Internal Revenue Code, then the severance under the employment agreements will be reduced by the minimum amount necessary to result in no portion of the change in control payments and benefits being deemed a parachute payment if doing so would result in a greater net after-tax benefit to the executive. If the executive’s change in control payments and benefits are deemed to be parachute payments and are not reduced, then the executive will be required to pay a 20% excise tax on the amount of the executive’s parachute payments in excess of one times the executive’s average taxable income for the preceding five calendar years, and such excess will not be deductible by the Company or the Bank for federal income tax purposes.

Each of the employment agreements also contains a confidentiality provision regarding the use and disclosure of confidential information during the term of employment and for a period of one year following termination of employment.

Annual Bonus

Our named executive officers participate in an annual incentive bonus program, which we refer to as the “Annual Bonus Plan,” which provides for annual cash bonuses to designated senior managers, including all of the named executive officers, upon the achievement of performance goals established by the Board of Directors. The purpose of the Annual Bonus Plan is to provide an incentive for achieving defined target performance goals based on our annual business and profit plan, which we refer to as the “Performance Plan.” The target performance goals in the Performance Plan typically include, but are not limited to, objectives regarding earnings, loan and deposit growth, credit quality, operating efficiency, strategic initiatives and regulatory examinations, and are established annually. Under the Annual Bonus Plan, our named executive officers may earn an annual cash bonus up to a maximum of 150% of his or her target annual incentive award or may earn no bonus at all if the Company’s actual performance is less than 75% of the target performance goal for each performance objective. The Board of Directors, in its sole discretion, may increase or decrease the actual award earned by an executive under the Annual Bonus Plan. An executive must be continuously employed by the Bank for the whole of the fiscal year to which the incentive bonus relates, except that the incentive bonus may be prorated if the executive dies or becomes disabled during the year or if a change in control occurs during the year. The incentive bonus will not be prorated if the executive’s employment terminates for any other reason during such fiscal year.

For 2023, the target annual incentive awards under the Annual Bonus Plan for our named executive officers were 70% of base salary for Mr. Guarini and 60% of base salary for Ms. King and Ms. Colwell, with each executive earning 36.2% of their target annual incentive award for 2023. The target performance goals in the Performance Plan for 2023 included objectives regarding loan and deposit growth, credit quality, operating efficiency, strategic initiatives and compliance/risk management practices. No adjustments up or down were made by the Bank’s Board of Directors to the 2023 annual cash incentives earned by the named executive officers. The annual cash incentives awarded for 2023 performance are reflected under the “Non-equity incentive plan compensation” column in the Summary Compensation Table above.

For 2022, the target annual incentive awards under the Annual Bonus Plan for our named executive officers were 70% of base salary for Mr. Guarini and 60% of base salary for Ms. King and Ms. Colwell, with each executive earning 48.1% of their target annual incentive award for 2022. The target performance goals in the Performance Plan for 2022 included objectives regarding loan and deposit growth, tangible book value, market value of the Company’s common stock, credit quality, operating efficiency, strategic initiatives and compliance/risk management practices. Tangible book value and market value of the Company’s common stock were new metrics not historically included as objectives by the Compensation Committee in the Annual Bonus Plan. The Compensation Committee’s objective for including these two additional metrics in 2022 was to measure the Company’s overall financial health and performance. However, these market-based objectives did not accomplish the Committee’s goals as a result of the decline in the Company’s accumulated other comprehensive income in 2022 due to the significant increases in interest rates, as well as the changes in market earnings multiples during the year, both of which are outside management’s control. The Board noted that the Company’s return on average assets increased 15.7% to 1.03% in 2022 from 0.89% in 2021, the Company’s book value per share increased 2.3% to $24.70 in 2022 from $24.14 in 2021, and the Company’s earnings per share increased 8.4% to $2.06 in 2022 from $1.90 in 2021.

After consulting with outside compensation advisors and outside legal counsel, reviewing market data and benchmarking expected relative compensation to the market data, the Company’s Board of Directors, based on the recommendation of the Compensation Committee, determined to adjust the actual payouts to be made to the participants under the Annual Bonus Plan. The result of the Board of Directors’ adjustments was to increase the overall level of performance achieved under the Annual Bonus Plan from 48.1% of target to 85.6% of target, resulting in the 2022 bonuses being $417,142 for Mr. Guarini and $206,270 for each of Ms. King and Ms. Colwell. The increased bonuses for 2022 resulting from the Board’s adjustment were still significantly below the bonuses paid to our named executive officers for 2021. The annual cash incentives awarded for 2022 performance are reflected under the “Bonus” and “Non-equity incentive plan compensation” columns in the Summary Compensation Table above.

In addition to the cash bonuses payable under our Annual Bonus Plan, the level of performance achieved with respect to the performance goals also affects the Company’s annual contributions to the deferred compensation agreements for our three named executive officers. At the unadjusted level of performance for 2022, no contributions would have been made to the deferred compensation agreements for such officers. At the adjusted performance level, the contributions for 2022 amounted to $152,457 for Mr. Guarini and $38,753 for each of Ms. King and Ms. Colwell, which are still significantly below both the contributions for 2021 and the average contributions for the past five years. The contributions made for 2022 pursuant to the deferred compensation agreements are reflected under the “All Other Compensation” column in the Summary Compensation Table above. No such contributions were made for 2023 because the overall level of performance was below 75% of target. For additional information, see “Other Savings, Retirement and Benefit Plans — Executive Supplemental Retirement Agreements.” Below.

Equity Incentive Plan

In 2017, we adopted, and the shareholders of the Company approved, the BayCom Corp 2017 Omnibus Equity Incentive Plan (which we refer to as the 2017 Plan and which was amended and restated effective as of February 22, 2018) in which our employees, executive officers and/or directors and consultants may participate. The 2017 Plan provides for the issuance of up to 450,000 shares of Common Stock pursuant to awards of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock and stock unit awards, and other forms of equity or cash compensation. As of December 31, 2023, 44,236 shares remained available for awards under the 2017 Plan. The maximum aggregate award that may be granted to any individual participant under the 2017 Plan for any fiscal year is limited to the lesser of 50,000 shares of Common Stock or a fair market value of $2,000,000, provided, however, that no individual director of the Company may be awarded more than 25,000 shares of Common Stock during a fiscal year.

The 2017 Plan is administered by the Compensation Committee of the Board of Directors of the Company. The Compensation Committee may, in its discretion, at the time an award is made under the 2017 Plan or at any time prior to, coincident with or after the time of a Change of Control (as defined below), subject to certain limitations, provide for the acceleration of any time periods relating to the exercise or vesting of an award; (b) provide for the purchase of an award, upon the participant’s request, for an amount of cash equal to the amount which could have been obtained upon the exercise or vesting of the award had the award been currently exercisable or payable; (c) make adjustments to an award as the Compensation Committee deems appropriate to reflect the Change of Control; or (d) use its best efforts to cause an award to be assumed, or new rights substituted therefor, by the surviving corporation in the Change of Control. The 2017 Plan provides that generally, where possible, the Compensation Committee shall seek to cause the assumption of outstanding awards in the event of a Change of Control, as provided in the foregoing clause (d). As noted above, under “Employment Agreements with Mr. Guarini, Ms. King and Ms. Colwell,” the employment agreements with Mr. Guarini, Ms. King and Ms. Colwell provide for accelerated vesting of their restricted stock awards upon a Change of Control if they do not receive replacement awards.

For purposes of the 2017 Plan, a “Change of Control” generally shall be deemed to occur if: (a) any person is or becomes the beneficial owner, directly or indirectly, in a transaction or series of transactions, of securities of BayCom representing more than 50% of the voting power of BayCom’s voting capital stock (the “Voting Stock”); (b) the consummation of a merger, or other business combination after which the holders of the Voting Stock do not collectively own 50% or more of the voting capital stock of the entity surviving such merger or other business combination, or the sale, lease, exchange or other transfer in a transaction or series of transactions of all or substantially all of the assets of BayCom; or (c) a majority of the BayCom Board of Directors is replaced in any twelve (12) month period by individuals whose appointment or election is not endorsed by a majority of the members of the BayCom Board of Directors prior to the date of the appointment or election; or (d) an event occurs that we would need to report as a change of control under the federal securities laws.

For information relating to the equity awards granted to Mr. Guarini, Ms. King and Ms. Colwell under the 2017 Plan during 2023, see “Employment Agreements with Mr. Guarini, Ms. King and Ms. Colwell” above.

At the Annual Meeting, we are asking shareholders to approve a new omnibus equity incentive plan, which we refer to as the 2024 Plan. If shareholders approve the 2024 Plan, no further awards will be made under the 2017 Plan, and shares of Common Stock reserved to make new awards under the 2017 Plan will be released; shares of Common Stock reserved to fund issued and outstanding awards under the 2017 Plan will continue to be reserved for those awards. All awards outstanding under the 2017 Plan will remain outstanding in accordance with their terms and will continue to be governed solely by the terms of the documents evidencing such awards, and no provision of the 2024 Plan will be deemed to affect or otherwise modify the rights or obligations of the holders of such awards with respect to their acquisition of shares. See “Proposal IV – Approval of the BayCom Corp 2024 Omnibus Incentive Plan” below for additional information.

Other Savings, Retirement and Benefit Plans

Executive Supplemental Retirement Agreements. Effective January 1, 2014, the Bank entered into an executive supplemental retirement agreement with Mr. Guarini, and effective July 1, 2017, the Bank entered into similar agreements with Ms. King and Ms. Colwell. Each of the agreements were amended and restated effective as of February 22, 2018, and Mr. Guarini’s agreement was further amended and restated effective June 20, 2023.

The agreements provide that the executives will receive supplemental retirement benefits for a period of 15 years, with the retirement benefits to be based upon each executive’s vested accrued liability balance. The Bank makes annual contributions to each executive’s account based on the extent to which the performance goals under the Performance Plan are achieved each year, with a minimum contribution of 6.19% (2.75% for Ms. King and Ms. Colwell) of the executive’s base salary if the overall performance is at 75% of target with a maximum contribution of 61.36% (27.27% for Ms. King and Ms. Colwell) of the executive’s base salary if the overall performance is at 125% of target. If overall performance is at the target level, the annual contribution is equal to 45.0% (20.0% for Ms. King and Ms. Colwell) of the executive’s base salary. No annual contribution is made if the overall performance is below 75% of target. The performance goals under the Performance Plan are subject to change each year. Each executive’s account balance is credited with interest each year based on the average Citigroup Pension Liability Index for the applicable year (the “applicable interest rate”).

Mr. Guarini is currently 100% vested in his account balance. Ms. King and Ms. Colwell are 70% vested in their account balances as of December 31, 2023, with their vesting percentages increasing each year until they become 100% vested on January 1, 2027. Mr. Guarini’s agreement previously provided that no annual contributions could be made by the Bank to his account for years after 2023 but was amended in 2023 to permit contributions for future years if the minimum annual performance goals under the Performance Plan are met.

If an executive has a separation from service for any reason other than cause or disability and prior to a change in control (as defined in the agreements), then the executive’s vested account balance shall be used to calculate an annuity payable on a monthly basis for 180 months by applying the applicable interest rate. If the executive’s employment is involuntarily terminated by the Bank other than for cause, then the executive shall be deemed 100% vested in his or her account balance. In addition, if the executive’s separation from service occurs after October 1 of any given year, his or her account balance will be credited with the contribution that would have been made for such year as if his or her separation from service had occurred on December 31 of such year. If the executive’s employment is terminated for cause, then the executive shall forfeit all rights and benefits under his or her supplemental retirement agreement.

If a change in control occurs on or before December 31, 2026, then the accounts of Ms. King and Ms. Colwell will be credited with the projected annual contributions that would have been made for them through December 31, 2026, based on the Bank’s average performance level for the three preceding years, together with earnings at the applicable interest rate through the end of 2026. In addition, each executive will be deemed to be 100% vested in his or her account balance. As noted above, Mr. Guarini is currently 100% vested in his account balance. Each executive’s account balance as adjusted will then be used to calculate an annuity payable on a monthly basis for 180 months by applying the applicable interest rate, with the monthly payments to commence on the first day of the fourth month following the executive’s separation from service (subject to delay until the seventh month following separation from service if the executive is a specified employee, as defined under Section 409A of the Internal Revenue Code, at the time of separation). If the change in control benefits, either alone or together with other payments the executive has the right to receive, constitute excess parachute payments under Section 280G of the Internal Revenue Code, then the executive will pay the applicable excise taxes and the Bank (or its successor) will lose the corporate tax deduction on the excess parachute payments. The agreements also provide that the executives may require the Bank to establish and fund a trust in the event of a change in control to fund the change in control benefits payable to the executives.

The supplemental retirement agreements also provide for disability benefits, which are calculated in a manner similar to the change in control benefits if the disability occurs on or before December 31, 2026 for Ms. King and Ms. Colwell. If the executive dies while still employed and prior to a change in control or becoming disabled, then all rights and benefits under his or her supplemental retirement agreement shall be forfeited, and the executive’s beneficiaries shall only be entitled to receive the death benefits payable under Bank-owned life insurance covering the executive to the extent applicable, as further described under “—Split Dollar Life Insurance Benefits.”

The expenses recognized for the years ended December 31, 2023 and 2022 with respect to each named executive officer under their respective supplemental retirement agreement is reflected under “All Other Compensation” in the Summary Compensation Table above.

Split Dollar Life Insurance Benefits. The Bank has purchased life insurance policies on Mr. Guarini, Ms. King and Ms. Colwell and has entered into a Joint Beneficiary Agreement with each of the executives. Mr. Guarini’s agreement became effective January 1, 2014, and Ms. King’s and Ms. Colwell’s agreements became effective April 17, 2018. Each of these agreements was amended on June 20, 2023. These agreements provide certain death benefits to the executive’s beneficiaries upon his or her death. Under these agreements, if the executive is employed by the Bank at the time of his or her death, the executive’s beneficiaries will be entitled to receive an amount equal to the “Accrued Liability Balance” (as defined in the executive’s SERP) plus the lesser of (i) $1.5 million or (ii) 50% of the amount by which the total proceeds of the policy(ies) exceed the cash value of the policy(ies). In the event the executive is not employed by the Bank for any reason other than death, then neither the executive nor the executive’s beneficiaries shall be entitled to receive any amount of the insurance proceeds. These agreements provide that the Bank owns and pays the premiums on the insurance policy(ies). The executive may request an accelerated payment of a portion of the eligible death benefit available under his or her insurance policy(ies) in the case of an unforeseeable emergency. To obtain an unforeseeable emergency withdrawal, an executive must meet the requirements of Section 409A of the Internal Revenue Code. The total premiums paid on the policies covered by the executives’ Joint Beneficiary Agreements with the Bank are included in the Summary Compensation Table under the column “All Other Compensation.” As of December 31, 2023, the survivor’s benefit under the agreements for the named beneficiaries was $1.5 million for each of Mr. Guarini, Ms. King and Ms. Colwell.

401(k) Profit Sharing Plan. We maintain a 401(k) Profit Sharing Plan (the “401(k) Plan”), which is a tax-qualified defined contribution savings plan for all of our eligible employees, including each of our named executive officers. Under the 401(k) Plan, each participating employee who meets a minimum service requirement is permitted to contribute to the 401(k) Plan through payroll deductions (the “salary deferral contributions”) up to the maximum amount allowable by law, thereby deferring taxes on all or a portion of these amounts. We match 100% of the first 3% of the pay that an employee contributes on a pre-tax basis to the 401(k) Plan and 50% of the next 2% of the pay that an employee contributes on a pre-tax basis to the 401(k) Plan. We may also make discretionary matching and profit-sharing contributions to the 401(k) Plan on behalf of the employee in such amounts as may be determined by our Board of Directors. Any employer matching or profit-sharing contribution vests 100% after a participant has completed three years of service, provided that any such contribution which has not yet vested will vest upon the participant’s attainment of age 65 or upon the participant’s death or permanent disability. We may also make additional special contributions to the 401(k) Plan, which vest immediately. Participants are entitled to receive their salary deferral contributions and vested benefits under the 401(k) Plan upon termination of employment, retirement, death or disability. Participants have the right to self-direct all of their salary deferral contributions. The matching contributions made by the Bank for the years ended December 31, 2023 and 2022 on behalf of the named executive officers are reflected under “All Other Compensation” in the Summary Compensation Table above.

Other benefits. We currently provide health benefits to our employees, including hospitalization and comprehensive medical benefits, dental insurance, life and short-term and long-term disability insurance, subject to certain deductibles and copayments by employees. These plans are generally available to all our salaried employees and do not discriminate in scope, terms or operation in favor of our executive officers.

Outstanding Equity Awards at December 31, 2023

The following table sets forth information regarding outstanding restricted stock awards, which were the only type of equity awards held by each named executive officer at December 31, 2023.

	Stock Awards
	Number of	Market Value
	Unvested	of Unvested
Name	Shares	Shares(1)	Vesting Date
George J. Guarini	5,759	$135,855	1/1/2024
	2,549	60,131	1/2/2024
	5,759	135,855	1/1/2025
	1,438	33,922	1/2/2025
	1,834	43,264	1/1/2026
	3,924	92,567	1/2/2026
	3,615	85,278	1/1/2027
	1,834	43,264	1/1/2028
Total	26,712	$630,136

Janet L. King	2,620	$61,806	1/1/2024
	977	23,047	1/2/2024
	2,621	61,829	1/1/2025
	497	11,724	1/2/2025
	1,058	24,958	1/1/2026
	1,563	36,871	1/2/2026
	1,880	44,349	1/1/2027
	1,058	24,960	1/1/2028
Total	12,274	$289,544

Keary L. Colwell	2,620	$61,806	1/1/2024
	977	23,047	1/2/2024
	2,621	61,829	1/1/2025
	497	11,724	1/2/2025
	1,058	24,958	1/1/2026
	1,563	36,871	1/2/2026
	1,880	44,349	1/1/2027
	1,058	24,960	1/1/2028
Total	12,274	$289,544

(1)	Based on the $23.59 closing price of a share of our Common Stock as quoted on The NASDAQ Stock Market on December 29, 2023, the last trading day of the year. Totals may not foot due to rounding.

Pay versus Performance

The following table sets forth information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2023 and 2022 and certain measures of our financial performance for those years.

				Average
			Average Summary	Compensation	Value of Initial Fixed
	Summary		Compensation Table	Actually Paid to	$100 Investment
	Compensation	Compensation	Total for Non-PEO	Non-PEO Named	Based on:
	Table Total	Actually Paid	Named Executive	Executive Officers	Total Shareholder	Net Income (in
Year	for PEO (1)	to PEO (2)	Officers (3)	(4)	Return (5)	thousands) (6)
2023	$1,111,457	$1,202,671	$633,209	$634,647	$126.40	$27,425
2022	1,468,585	1,465,049	746,990	719,142	103.30	23,730

(1)	Represents the total compensation of our principal executive officer (“PEO”), Mr. Guarini, as reported in the Summary Compensation Table for each year indicated. Mr. Guarini was the only person who served as our PEO during those years.
(2)	Represents the “compensation actually paid” to Mr. Guarini, as calculated in accordance with Item 402(v) of Regulation S-K. The following table presents the adjustments made to Mr. Guarini’s Summary Compensation Table total for each year to determine his compensation actually paid.

Adjustments to Determine Compensation Actually Paid to PEO	2023	2022
Summary Compensation Table Total	$1,111,457	$1,468,585
Adjustments:
Less: amounts reported under the “Stock Awards” column in the Summary Compensation Table	174,070	167,381
Plus: fair value as of the end of the covered year of awards granted during the covered year that remained outstanding and unvested as of the end of the covered year	42,283	1,960
Plus: change in fair value from prior year-end to the end of the covered year of awards granted prior to the covered year that were outstanding and unvested as of the end of the covered year	80,859	7,982
Plus: change in fair value from prior year-end to the vesting date of awards granted prior to the covered year that vested during the covered year	127,476	141,888
Plus: dividends or other earnings paid during the covered year prior to vesting date of award	14,666	12,015
Compensation Actually Paid	$1,202,671	$1,465,049

(3)	Represents the average of the total compensation of each of our non-PEO named executive officers (Ms. King and Ms. Colwell), as reported in the Summary Compensation Table for each year indicated. Ms. King and Ms. Colwell were our only non-PEO named executive officers for those years.
(4)	Represents the average of the compensation actually paid to our non-PEO named executive officers, as calculated in accordance with Item 402(v) of Regulation S-K. The following table presents the adjustments made to the average of the non-PEO named executive officers’ Summary Compensation Table totals for each year to determine their average compensation actually paid.

Adjustments to Determine Average Compensation Actually Paid to Non-PEO Named Executive Officers	2023	2022
Summary Compensation Table Total	$633,209	$746,990
Adjustments:
Less: amounts reported under the “Stock Awards” column in the Summary Compensation Table	100,428	77,246
Plus: fair value as of the end of the covered year of awards granted during the covered year that remained outstanding and unvested as of the end of the covered year	24,392	904
Plus: change in fair value from prior year-end to the end of the covered year of awards granted prior to the covered year that were outstanding and unvested as of the end of the covered year	32,192	2,507
Plus: change in fair value from prior year-end to the vesting date of awards granted prior to the covered year that vested during the covered year	39,287	42,074
Plus: dividends or other earnings paid during the covered year prior to vesting date of award	5,995	3,913
Compensation Actually Paid	$634,647	$719,142

(5)	Represents the cumulative two-year total return to shareholders of our common stock and assumes that the value of the investment was $100 on December 31, 2021, and that the subsequent dividends were reinvested. The stock price performance included in this column is not necessarily indicative of future stock price performance.
(6)	Represents our reported net income for each year indicated.

The following graphs show the relationship between the compensation actually paid to our PEO and the average of the compensation actually paid to our other named executive officers to our total shareholder return and net income over the two most recently completed fiscal years.

DIRECTOR COMPENSATION

The following table sets forth information regarding compensation earned by or awarded to each of the Company’s non-employee directors during 2023. All compensation paid to non-employee directors is for their service on both the BayCom Board of Directors and the Bank Board of Directors. During 2023, all of the Company’s non-employee directors served on both the BayCom Board of Directors and the Bank Board of Directors, except for Mr. Davis, who was not a director of the Bank. Mr. Guarini, Ms. King and Ms. Colwell are not paid for their service as directors.

	Free Earned
	or Paid	Stock	Total
Name	in Cash	Awards(1)	Compensation
Lloyd W. Kendall, Jr.	$69,550	$27,000	$96,550
James S. Camp	28,500	27,000	55,500
Harpreet S. Chaudhary	48,900	27,000	75,900
Rocco Davis(2)	9,000	6,750	15,750
Robert G. Laverne, MD	32,750	27,000	59,750
Syvia L. Magid	30,750	27,000	57,750

(1)	Amounts reported in this column represent the aggregate grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718. The grant date fair value amount is based on the per share closing price of our Common Stock on the date the award was made. The aggregate number of restricted stock awards held by each director in the table above as of December 31, 2023, was as follows: Mr. Kendall – 1,619 shares; Mr. Camp - 1,619 shares, Mr. Chaudhary - 1,619 shares; Mr. Davis - 505 shares; Mr. Laverne - 1,619 shares; and Ms. Magid – 1,619 shares.
(2)	Mr. Davis served on the BayCom Board only and resigned from the BayCom Board on March 18, 2024.

BayCom Director Compensation Program

During 2023, our director compensation program provided the following compensation for non-employee members of our Board of Directors:

●	A quarterly cash retainer of $2,250 for service on the BayCom Board of Directors, provided that directors who also serve on the Bank Board of Directors only receive fees at the Bank level;
●	A monthly cash retainer of $2,250 for service on the Bank Board of Directors;
●	An additional monthly cash retainer of $2,500 for the Chairman of the BayCom Board of Directors (Mr. Kendall), who is also Chairman of the Bank Board of Directors;
●	A monthly cash retainer of $250 for service on the BayCom Audit Committee, provided that directors who also serve on the Bank Audit Committee only receive fees at the Bank level;
●	An additional monthly cash retainer of $850 for the Chairman of the BayCom Audit Committee (Mr. Chaudhary), who is also Chairman of the Bank Audit Committee;

●	A quarterly cash retainer of $250 for service on the Compensation Committee; and
●	An additional quarterly cash retainer of $500 for the Chairman of the Compensation Committee (Dr. Laverne).

We reimburse all directors for reasonable and substantiated out-of-pocket expenses incurred in connection with the performance of their duties as directors. We also pay the premiums on directors’ and officers’ liability insurance.

Restricted stock awards were granted to our non-employee directors on July 3, 2023 in the following amounts: Kendall, Camp, Chaudhary, Laverne and Magid - 1,619 shares each; and Davis - 505 shares. With the exception of the award to Mr. Davis, who forfeited his award upon his resignation as a director on March 18, 2024, these awards are scheduled to vest one-year following the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, our directors, more than 5% beneficial owners of our Common Stock, and immediate family members of these persons and entities. We generally refer to transactions with these related persons as “related party transactions.”

In the ordinary course of our business, we have engaged and expect to continue engaging through the Bank in ordinary banking transactions with our directors, executive officers, their immediate family members and their affiliated entities, including loans to and deposit relationships with such persons. Any such loan was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time such loan was made as loans made to persons who were not related to us. These loans do not involve more than the normal credit collection risk and do not present any other unfavorable features to us. All loans that the Bank makes to directors and executive officers are subject to regulations of the Bank’s primary regulators restricting loans and other transactions with affiliated persons of the Bank. Loans to all directors and executive officers and their immediate family members and their affiliated entities totaled $29.8 million and $38.3 million at December 31, 2023 and 2022, which was 9.5% and 12.1% of our consolidated total shareholders’ equity at those dates, respectively. Deposits of all directors and executive officers and their immediate family members and their affiliated entities totaled $26.3 million and $32.7 million at December 31, 2023 and 2022, respectively.

During 2023 and 2022, there were no related party transactions between the Company and any of its related persons, except for the loans and deposits discussed above.

PROPOSAL II. ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the SEC’s implementing rules, we are including in this proxy statement and will present at the Annual Meeting an advisory (non-binding) vote on executive compensation, referred to in this document as the Say-on-Pay Vote. In prior years, we were exempt from this requirement due to our status as an emerging growth company. Our status as an emerging growth company terminated on December 31, 2023; as a result, for the first time, we are required to hold the Say-on-Pay Vote at the Annual Meeting, as well as the Say-on-Pay Frequency Vote (see Proposal III below).

The Say-on-Pay Vote is intended to give shareholders the opportunity to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in this proxy statement. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the annual meeting pursuant to Item 402 of Regulation S-K, including compensation tables and narrative discussion, is hereby APPROVED.

The Say-on-Pay Vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board or creating or implying any additional fiduciary duty to the Board. Nor will it affect any compensation paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements. The purpose of our compensation programs is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of shareholder value.

Our Board of Directors recommends that shareholders vote FOR this proposal.

PROPOSAL III - ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Act and the SEC’s implementing rules, at least once every six years we are required to provide shareholders with a Say-on-Pay Frequency Vote, which provides shareholders the opportunity to cast a vote on how frequently they would like the Company to hold a Say-on-Pay Vote. As indicated above, we previously were exempt from the requirement to hold a Say-on-Pay Frequency Vote due to our status as an emerging growth company, which ended on December 31, 2023.

At the Annual Meeting, we will ask shareholders to vote whether the Company’s future Say-on-Pay Votes should be held every one year, every two years or every three years. This vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board or creating or implying any additional fiduciary duty to the Board. The Compensation Committee and the Board do, however, value the opinions of the Company’s shareholders and will take into account the outcome of the vote when establishing the frequency of future Say-on-Pay Votes. Your proxy card provides four choices for you to cast your vote on the Say-on-Pay Frequency Vote: every one year; every two years; every three years; or you may abstain.

Our Board of Directors recommends holding future Say-On-Pay votes every THREE YEARS.

PROPOSAL IV - APPROVAL OF THE BAYCOM CORP 2024 OMNIBUS INCENTIVE PLAN

Introduction

On February 20, 2024, based upon the recommendation of the Compensation Committee, our Board of Directors approved the Company’s 2024 Omnibus Incentive Plan (the “2024 Plan”), subject to approval by the Company’s shareholders at the Annual Meeting. The 2024 Plan will only become effective if it is approved by the Company’s shareholders at the Annual Meeting.

The purpose of the 2024 Plan is to continue to promote the long-term success, and enhance the long-term value, of the Company by linking the personal interests of employees and directors with those of the Company’s shareholders. The 2024 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees and directors upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent, in a manner that does not expose the Company to imprudent risks and that is consistent with the long-term health of the Company.

We currently have one active equity-based incentive plan in effect, the Company’s Amended and Restated 2017 Omnibus Equity Incentive Plan (the “Existing Plan”), which provides for awards to employees, directors and consultants of the Company and its subsidiaries of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock and stock unit awards, and other forms of equity or cash compensation. If our shareholders approve the 2024 Plan, no further awards will be made under the Existing Plan, and shares of Common Stock reserved to make new awards under that plan will be released; shares of Common Stock reserved to fund issued and outstanding awards under the Existing Plan will continue to be reserved for those awards. All awards outstanding under the Existing Plan will remain outstanding in accordance with their terms and will continue to be governed solely by the terms of the documents evidencing such awards, and no provision of the 2024 Plan will be deemed to affect or otherwise modify the rights or obligations of the holders of such awards with respect to their acquisition of shares.

Reasons for Seeking Shareholder Approval of the 2024 Plan

We use equity compensation as a key tool for attracting, retaining and motivating the best available talent. Our shareholders have previously authorized a total of 450,000 shares of Common Stock for awards under the Existing Plan.

As of April 26, 2024, 60,588 shares were subject to outstanding awards under the Existing Plan (consisting solely of unvested restricted stock awards) and 19,464 shares remained available for future awards under the Existing Plan. We believe approval of the 2024 Plan is critical to ensuring that we have adequate shares available to attract, retain and motivate top talent.

As previously stated, if shareholders approve the 2024 Plan, no further awards will be made under the Existing Plan and shares of Common Stock reserved to make new awards under the Existing Plan will be released.

Certain Considerations

Burn Rate; Value-Adjusted Burn Rate; Longevity of Authorized Shares. The burn rate, which is a measure of the rate at which companies use (or burn) shares available for grant in their equity compensation plans, and the Value-Adjusted Burn Rate (“VABR”), which measures the amount of shareholder wealth being granted in the form of equity compensation, are important factors for investors concerned about shareholder dilution. The annual burn rate is calculated by dividing the gross number of equity awards granted during a calendar year by the weighted average of number of shares of Common Stock outstanding during the year. The annual VABR equals (i) the number of options granted during a calendar year multiplied by the option’s dollar value (based on a Black-Scholes option pricing model) plus (ii) the number of full-value awards granted during a calendar year multiplied by the stock price, divided (iii) by the weighted average common shares outstanding multiplied by the stock price. We believe our current three-year average burn rate and VABR of approximately 0.98% (less than 1%) should be viewed favorably by our shareholders.

Although our future annual share usage will depend upon and be influenced by a number of factors, such as the number of plan participants, the price per share of our Common Stock and the methodology used to establish the equity award mix, the 500,000 shares of Common Stock reserved for issuance under the 2024 Plan will enable us to continue to utilize equity awards as an important component of our compensation program and help meet our objectives to attract, retain and incentivize talented personnel. The calculation of the share reserve took into account, among other things: (i) our stock price and volatility, (ii) our share burn rate and overhang, and (iii) the terms of outstanding awards under the Existing Plan. The results of this analysis were presented to our Compensation Committee for their consideration. Upon approval of the proposal, based on the factors described above, we estimate that the pool of shares available under the 2024 Plan will last for approximately 10 years.

Plan Cost. Another metric often used by investors to assess the appropriateness of the number of shares to be authorized for issuance under an equity plan is the cost of the shares relative to the current outstanding shares of the Company. The 500,000 shares being requested will represent 4.4% of the approximately 11.4 million shares outstanding as of the Record Date.

Overhang. Overhang is another measure that is sometimes used to assess the dilutive impact of equity programs such as the 2024 Plan. Overhang indicates the amount by which existing shareholder ownership would be diluted if the shares authorized for issuance under our Existing Plan, coupled with the shares subject to outstanding awards under the Existing Plan, were issued. As of April 26, 2024, the overhang stood at less than 1%, which we calculated by dividing (i) the number of outstanding awards under the Existing Plan (consisting of options, stock appreciation rights and restricted stock units, of which there were none) plus shares available for issuance under the Existing Plan by (ii) the total number of shares of Common Stock outstanding. Using the same method of calculation, the additional 500,000 shares to be authorized under the 2024 Plan (taking into account that no further grants will be made under the Existing Plan if shareholders approve the 2024 Plan) will result in an overhang of 4.4%. We believe this level of overhang should not be viewed as excessive by investors.

The following description sets forth the material terms of the 2024 Plan. It does not purport to be complete and is qualified in its entirety by reference to the full text of the 2024 Plan, a copy of which is attached to this proxy statement as Appendix A.

Corporate Governance Practices

The 2024 Plan incorporates the following provisions that enable us to maintain sound corporate governance practices in granting equity-based awards to employees and directors that we believe are consistent with the interests of shareholders, including:

●	Limit on Shares Authorized: Based on our current three-year average burn rate, we believe that the shares authorized for issuance under the 2024 Plan would be sufficient to make awards for approximately 10 years following approval of the 2024 Plan by shareholders.
●	Annual Limit on Director Awards: The 2024 Plan limits the number of shares of Common Stock that may be subject to awards to non-employee directors. Not more than 25,000 shares may be covered by awards made to a non-employee director in any one calendar year.
●	No Liberal Share Recycling Provisions: The 2024 Plan expressly provides that the following shares may not be added back (recycled) to the aggregate plan limit: (1) shares tendered in payment of the exercise price of an option; and (2) shares withheld by the Company to satisfy tax withholding obligations. Nor does the 2024 Plan permit the recycling of shares repurchased by the Company with proceeds from option exercises. The 2024 Plan also expressly provides that the gross number of stock appreciation rights exercised or settled, in stock and not just the net shares issued upon exercise or settlement, count against the aggregate limit on the number of shares which may be issued under the 2024 Plan.
●	Minimum Vesting and Restricted Period. Not more than 5% of the shares authorized for issuance under the 2024 Plan may be issued with time-vested award schedules that fully vest in less than one year from the grant date (three years for the chief executive officer).
●	No Discount Stock Options or Stock Appreciation Rights: The 2024 Plan prohibits the grant of stock options or stock appreciation rights with an exercise or grant price less than the fair market value of the Common Stock on the date of grant. Fair market value is the closing price of the Common Stock on the date of grant.
●	No Repricing of Stock Options or Stock Appreciation Rights: The 2024 Plan prohibits the repricing of stock options and stock appreciation rights without shareholder approval. It also prohibits the exchange of underwater stock options or stock appreciation rights for cash or a different award without shareholder approval.
●	“Double-Trigger” Vesting on Change in Control: A change in control does not, by itself, trigger full vesting of awards under the 2024 Plan. The continuing awards or replacement awards will continue under their pre-change in control vesting and other terms, except that full vesting will occur in the event the participant’s employment is involuntarily terminated within two years following a change in control (the occurrence of the “double trigger”).
●	Protective Provisions: The 2024 Plan authorizes the Committee (as defined below under “-Administration of the 2024 Plan”) to include clawback, holding period or other protective provisions in the terms of any award. Clawback provisions enable the Company to recover amounts which were paid or earned based upon financial statements or other metrics which subsequently prove to be erroneous. Holding period requirements mandate that participants retain earned shares in order to further link their interests to the long-term interests of shareholders. Other protective provisions, such as conditioning an award upon the participant’s consent to restrictive covenants, are additional ways through which participants’ interests and those of the Company can be aligned.
●	No Dividend on Options and SARs: The 2024 Plan prohibits granting of dividends or dividend equivalents on Options and SARs.

●	Material Amendments to the Plan Require Shareholder Approval: The 2024 Plan provides that a material amendment to the plan will not be effective unless approved by the Company’s shareholders.
●	Independent Committee Administration: The 2024 Plan is to be administered by a committee of the Company’s Board of Directors comprised entirely of independent directors. The Board has designated the Board’s Compensation Committee (which is comprised entirely of independent directors) as the committee to administer the 2024 Plan.

Awards, Shares Authorized and Limitations

The 2024 Plan provides for the grant to employees and directors of the Company and its subsidiaries (whom we refer to collectively as “participants”) of the following types of awards:

●	options to purchase shares of Common Stock, which may be either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (which we refer to as “incentive stock options”) or non-statutory options which do not satisfy the provisions of Section 422 of the Internal Revenue Code (which we refer to as “non-qualified stock options”) (incentive stock options and non-qualified stock options are together referred to as “stock options” or “options”);
●	stock appreciation rights;
●	restricted stock and restricted stock units; and
●	performance shares and performance units.

Subject to adjustment as described under “- Changes in Capitalization,” the total number of shares available for awards under the 2024 Plan will be 500,000. Shares issued under the 2024 Plan may be either authorized but unissued shares, or shares that have been reacquired by the Company. Shares subject to awards which terminate, expire or lapse are again available for awards under the 2024 Plan. Awards that are not settled in shares will not be counted against the limit described above.

The 2024 Plan sets forth annual limits with respect to awards which may be granted to a participant. A participant may receive different types of awards during a calendar year. Under the 2024 Plan, subject to adjustment as described in “Changes in Capitalization,” awards granted during a calendar year to any one participant are subject to the following limitations: (1) aggregate grants of stock options or stock appreciation rights are subject to an annual limit of 100,000 shares or $2,000,000 in Fair Market Value as of the date of grant; (2) aggregate grants of restricted stock or restricted stock units are subject to an annual limit of the lesser of 50,000 shares or $2,000,000 in Fair Market Value as of the date of grant; and (3) aggregate grants of performance shares or performance units are subject to an annual limit of the lesser of 50,000 shares or $2,000,000 in Fair Market Value as of the date of grant. In addition, the maximum aggregate number of shares that may be covered by awards to any non-employee director in any one calendar year is 25,000 shares. The 2024 Plan provides that up to 500,000 of the shares available for award under the Plan may be issued as incentive stock options.

Changes in Capitalization

The 2024 Plan provides that in the event of any corporate event or transaction, including, but not limited to, a change in the shares of Common Stock or the capitalization of the Company, such as may result from a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution, other than normal cash dividends, in order to prevent dilution or enlargement of participant rights under the 2024 Plan, the number of shares of Common Stock authorized for issuance, available for issuance or covered by any outstanding award and the exercise price or other per share amounts applicable to any such award, and the various limitations described above, will be adjusted.

Eligibility

Any employee or director (including advisory and emeritus directors) of the Company or any of its subsidiaries is eligible to receive an award under the 2024 Plan. As of December 31, 2023, there were approximately 362 employees, including 2 part-time employees and six non-employee directors of the Company and its subsidiaries.

Administration of the 2024 Plan

The 2024 Plan provides that it is to be administered by a committee of two or more members of the Company’s Board of Directors, each of whom qualifies as (i) a “Non-Employee Director,” as defined in Rule 16b-3 under the Exchange Act, and (ii) an “Independent Director” under the Listing Rules of the NASDAQ Stock Market. As noted above, the Board has designated the Compensation Committee (which we refer to in this section as the “Committee”) as the committee to administer the 2024 Plan.

The Committee generally has full power to:

●	determine the size and types of awards;
●	determine the terms and conditions of awards in a manner consistent with the 2024 Plan;
●	interpret the 2024 Plan and any agreement or instrument entered into under the 2024 Plan;
●	establish, amend or waive rules and regulations for the administration of the 2024 Plan;
●	amend or otherwise modify the 2024 Plan or the terms and conditions of any outstanding award under the 2024 Plan;
●	make all other determinations which are necessary or advisable for the administration of the 2024 Plan; and
●	delegate its authority under the 2024 Plan to the extent permitted by law, rule or regulation.

Duration and Modification

The 2024 Plan will remain in effect until terminated in accordance with its terms; however, no award may be made under the 2024 Plan on or after the tenth anniversary of its approval by the Company’s shareholders. The Company’s Board of Directors or the Committee generally may, at any time, terminate, amend or modify the 2024 Plan without approval of participants or the Company’s shareholders. Shareholder approval must be obtained if it is required by law, rule or regulation. As a result, shareholder approval will generally be required for material amendments to the 2024 Plan, such as amendments to increase the number of shares which may be issued under awards. Additionally, the Company’s Board of Directors, in its discretion, may voluntarily seek shareholder approval if it so desires.

No Repricing Without Shareholder Approval

Stock options and stock appreciation rights may not be repriced, replaced or regranted through cancellation, by being exchanged for cash or other awards or by lowering the exercise or grant price of a previously granted stock option or stock appreciation right (other than as described under “- Changes in Capitalization”), except with the approval of the Company’s shareholders to the extent required under applicable stock exchange rules.

Stock Options

General. Stock options may be granted to employees and directors at any time and from time to time by the Committee. The Committee has broad discretion in determining the number of shares subject to options granted to each participant. Each option grant is evidenced by an option agreement that specifies the exercise price, the duration of the option, the number of shares to which the option pertains, the vesting schedule, and such other provisions as the Committee determines. In addition, the option agreement specifies whether the option was intended to be an incentive stock option or a non-qualified stock option. The exercise price must not be less than the fair market value of a share of Common Stock on the date of grant, provided that the exercise price of an incentive stock option granted to a holder of more than ten percent of the Common Stock must not be less than 110% of fair market value on the date of grant. The duration of a stock option may not exceed ten years, provided that the duration of an incentive stock option granted to a holder of more than ten percent of the Common Stock may not exceed five years.

Stock Option Exercises. A participant may pay the exercise price of his or her option in cash, by delivering shares of Common Stock that he or she already owns having a total fair market value equal to the total exercise price, through a broker-assisted (cashless) exercise, by net settlement, or by any combination of these methods.

Exercising Options After Termination of Employment or Service. The termination of a participant’s employment or service as a director affects his or her ability to exercise options granted under the 2024 Plan.

Termination of Service or Employment-General. Unless otherwise set forth in the participant’s option agreement or as described below, if a participant’s employment or service terminates, any portion of the participant’s option which has not yet vested will be forfeited, unless the Committee decides to waive this forfeiture and allow the participant to exercise that portion (in addition to the already vested portion) of the option. Thereafter, unless otherwise provided in the participant’s option agreement, the exercisable portion of the participant’s option may be exercised for three months after the date of termination or until the expiration date of the option, whichever period is shorter. Unless otherwise set forth in the participant’s option agreement, should the participant die during the shorter of these two periods, the participant’s option may be exercised by the participant’s designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant’s rights under the option by will or the laws of descent and distribution) for one year after the participant’s death or until the expiration date of the option, whichever period is shorter.

Termination Due to Death. Unless otherwise set forth in the participant’s option agreement, if a participant’s employment or service is terminated due to death, any unvested portion of the participant’s option will immediately become exercisable and the option may be exercised by the participant’s designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant’s rights under the option by will or the laws of descent and distribution) for one year after the participant’s death or until the expiration date of the option, whichever period is shorter.

Termination Due to Disability. Unless otherwise set forth in the participant’s option agreement, if a participant’s employment or service is terminated due to permanent and total disability, any unvested portion of the participant’s option will immediately become exercisable and the option may be exercised for one year after the date of termination or until the expiration date of the option, whichever period is shorter. Unless otherwise set forth in the participant’s option agreement, should the participant die during the shorter of these two periods, the participant’s option may be exercised by the participant’s designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant’s rights under the options by will or the laws of descent and distribution) for one year after the participant’s death or until the expiration date of the option, whichever period is shorter.

Termination Due to Cause. If a participant’s employment or service is terminated for cause, all of his or her outstanding options under the 2024 Plan (regardless of vesting status) will immediately be forfeited.

Transferability. Except as otherwise permitted by the Internal Revenue Code or the regulations under the Internal Revenue Code, no incentive stock option may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than, upon the participant’s death, to the participant’s designated beneficiary or, if no beneficiary has been properly designated by the participant, by will or by the laws of descent and distribution. An incentive stock option may be transferred incident to a divorce (within the meaning of Section 1041 of the Internal Revenue Code) or pursuant to a qualified domestic relations order, but such a transfer will cause the incentive stock option to become a non-qualified stock option as of the day of the transfer. An incentive stock option may be transferred to a grantor trust under which the participant is considered the sole beneficial owner of the incentive stock option while it is held by the trust. No non-qualified stock option may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (1) upon the participant’s death, to the participant’s designated beneficiary or, if no beneficiary has been properly designated by the participant, by will or by the laws of descent and distribution, (2) pursuant to a qualified domestic relations order, (3) to a grantor trust, or (4) if specified by the Committee in the participant’s option agreement, by gift to any member of the participant’s immediate family or to a trust for the benefit of the participant or one or more of the participant’s immediate family members. For these purposes, a participant’s “immediate family” means the participant, and the lineal ascendants and lineal descendants of the participant or his or her spouse, or any one or more of them. Unless transferred as permitted under the 2024 Plan, a stock option may be exercised during the participant’s lifetime only by the participant.

Stock Appreciation Rights

The exercise of a stock appreciation right entitles its holder to receive in cash, shares of Common Stock or a combination of both (as determined by the Committee), an amount equal to (1) the difference between the fair market value of a share of Common Stock on the date of exercise over the grant (exercise) price, multiplied by (2) the number of shares with respect to which the stock appreciation right is exercised.

Stock appreciation rights may be granted to employees and directors at any time and from time to time as determined by the Committee. The Committee has broad discretion in establishing the terms of stock appreciation rights, including the number of shares subject to a particular award, conditions to exercising, grant price (which must be equal to at least 100% of the fair market value of a share of Common Stock on the date of grant) and duration of the award (which may not exceed ten years). A stock appreciation right may be related to a stock option or be granted independently of any option. In the case of a stock appreciation right that is related to a stock option, the exercise of one award will reduce, on a one-to-one basis, the number of shares covered by the other award. The plan provisions on exercising stock appreciation rights after termination of employment or service and transferability of stock appreciation rights are essentially the same as those applicable to stock options.

Restricted Stock and Restricted Stock Units

General. Shares of restricted stock and restricted stock units may be granted to employees and directors at any time and from time to time by the Committee. Each restricted stock or restricted stock unit grant is evidenced by a restricted stock or restricted stock unit agreement that specifies the period of restriction (that is, the period during which the entitlement of the participant under the award is limited in some way or subject to forfeiture) and any other vesting terms, the number of shares of restricted stock or restricted stock units granted, and such other provisions as the Committee may determine, including whether the award is subject to vesting upon the achievement of performance goals. Each restricted stock unit agreement will also specify the time at which, after vesting, the award will be settled (i.e., paid out to the participant) and the form in which settlement will be made (i.e., in shares of Common Stock, in cash, or a combination of both). In addition, the Committee may require that a participant pay a stipulated purchase price for each share of restricted stock or restricted stock unit, or impose holding requirements or sale restrictions upon vesting of restricted stock or settlement of restricted stock units in shares.

During the period of restriction, a participant holding shares of restricted stock may exercise full voting rights with respect to those shares and may be entitled to receive dividends and other distributions paid with respect to those shares. If any such dividends or distributions are paid in shares of Common Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid. A participant has no voting or dividend rights with respect to shares underlying restricted stock units unless and until the shares are issued to the participant in settlement of the restricted stock units. The Committee may, however, provide in the participant’s restricted stock unit agreement for the crediting of dividend equivalent units.

Termination of Service or Employment. Unless otherwise set forth in the participant’s restricted stock or restricted stock unit agreement, if a participant’s employment or service is terminated due to death or permanent and total disability, the period of restriction will lapse as of the date of termination. Unless otherwise set forth in the participant’s restricted stock or restricted stock unit agreement, if a participant’s employment or service is terminated for any other reason, all unvested shares awarded as restricted stock and restricted stock units will immediately be forfeited unless the termination is not for cause and the Committee, in its sole discretion, determines to provide for the lapsing of all or a portion of the unvested shares or restricted stock units.

Transferability. Shares of restricted stock and restricted stock units generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction (and in the case of restricted stock units, until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the restricted stock or restricted stock unit agreement.

Performance Shares and Performance Units

General. Performance shares and performance units may be granted to employees and directors at any time and from time to time by the Committee, entitling the participant to future cash payments, shares of Common Stock or a combination of both, based upon the level of achievement with respect to one or more pre-established performance goals over a specified performance period.

The Committee will establish a maximum amount of a participant’s award, denominated in shares of Common Stock, in the case of performance shares, or units, in the case of performance units. Each award of performance shares or performance units will be evidenced by a performance share or performance unit agreement, which will set forth (1) the target and maximum amount payable to the participant, (2) the performance goals and level of achievement versus these goals that will determine the amount of payment, (3) the performance period as to which performance will be measured, (4) the timing of any payment earned by virtue of performance, (5) whether and the extent to which participants holding performance shares or performance units will receive dividends or dividend equivalents, (6) restrictions on the alienation or transfer of the award prior to actual payment and restrictions on the sale or transfer of shares following actual payment of an award paid in shares, (7) forfeiture provisions and (8) such other terms as may be determined by the Committee.

After the end of each performance period, the Committee will determine the extent to which performance goals have been attained, and the satisfaction of any other terms and conditions. The Committee will determine what, if any, payment is due with respect to an award and, in the case of performance units, whether the payment will be made in cash, shares of Common Stock or a combination of both. Payment will be made in a lump sum within 60 days after the Committee determines that a payment is due. Notwithstanding satisfaction of any performance goals, the amount paid under an award of performance shares or performance units on account of either financial performance or personal performance evaluations may be reduced by the Committee in its discretion, if the terms of the award so provide.

Termination of Employment or Service. Unless provided otherwise in the participant’s agreement evidencing his or her award of performance shares or performance units, if the employment or service of a participant terminates before the end of a performance period due to death or permanent and total disability, then to the extent it is determined by the Committee following the end of the performance period that the performance goals have been attained, the participant will be entitled to a pro rata payment based on the number of months’ service during the performance period but based on the achievement of performance goals during the entire performance period; payment under these circumstances will be made at the time payments are made to participants who did not terminate service during the performance period. Unless provided otherwise in the participant’s agreement evidencing his or her award of performance shares or performance units, if the employment or service of a participant terminates before the end of a performance period for any other reason, all outstanding performance shares or performance units awarded to the participant will be canceled; however, if the participant’s employment or service is terminated by the Company other than for cause, the Committee in its sole discretion may waive the automatic cancellation provision and pay out on a pro rata basis as described in the immediately preceding sentence.

Transferability. Except as otherwise provided in the participant’s agreement evidencing his or her award of performance shares or performance units, performance shares and performance units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the participant’s death, to the participant’s designated beneficiary or, if no beneficiary has been designated by the participant, by will or by the laws of descent and distribution.

Change in Control

Under the 2024 Plan, in the event of a change in control, to the extent that outstanding awards under the Plan are assumed or replaced with a replacement award, such awards will not vest automatically (so-called “single-trigger” vesting), but instead remain outstanding and continue to be governed by their terms. However, if, in connection with or during the two-year period following a change in control, a participant is involuntarily terminated other than for cause (including voluntary resignation for good reason under an applicable plan or agreement), then upon such termination the awards will become fully vested (so-called “double-trigger” vesting). If the Committee determines that existing awards are not appropriately assumed or are not appropriately replaced in connection with a change in control, and unless otherwise provided by the Committee in the agreement applicable to an award, upon a change in control:

●	each option and stock appreciation right then outstanding shall become fully vested and exercisable;
●	all restrictions on restricted stock will lapse and all restricted stock units will become fully vested; and
●	each performance-based award will be deemed earned and shall be paid to the extent of the greater of (i) the extent, as determined by the Committee, to which the performance goals applicable to such performance-based award have been met during the applicable performance period up through and including the effective date of the change in control or (ii) the target number of performance shares or performance units determined at the date of grant, with such target number to be prorated based on the elapsed proportion of the applicable performance period up through and including the effective date of the change in control.

Federal Income Tax Consequences

The following discussion is intended for the information of shareholders considering how to vote on the proposed 2024 Plan, and not as tax guidance to plan participants. Under current U.S. federal income tax laws, awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units under the 2024 Plan will generally have the following federal income tax consequences:

(1)The grant of a stock option will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant.
(2)If the participant exercises an incentive stock option, the exercise of the option will generally not, by itself, result in the recognition of taxable income by the participant or entitle the Company to a deduction at the time of exercise. However, the difference between the exercise price and the fair market value of the shares of Common Stock acquired on the date of exercise is an item of adjustment included for purposes of calculating the participant’s alternative minimum tax.

If the participant does not hold the shares of Common Stock acquired upon exercise of an incentive stock option for at least one year after the exercise of the stock option or two years after the grant of the stock option, whichever is later, the participant will recognize ordinary (compensation) income upon disposition of the shares in an amount equal to the difference between the fair market value of the shares on the date of exercise of the stock option and the exercise price. If this happens, the Company will be entitled to a corresponding deduction in the amount of ordinary income, if any, that the participant recognizes, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. The participant also will recognize a capital gain (loss) to the extent the sale price exceeds (is less than) the fair market value of the shares of Common Stock on the date of exercise of the stock option. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be characterized as short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option.

If the participant holds the shares of Common Stock acquired upon exercise of an incentive stock option for at least one year after the stock option is exercised and at least two years after the option is granted, the participant will recognize a capital gain (loss) upon disposition of the shares to the extent the sale price exceeds (is less than) the exercise price. This capital gain (loss) will be characterized as long-term if the participant does hold the shares for more than one year after the exercise of the stock option. The Company will not be entitled to a corresponding deduction for any such capital gain.

(3)If the participant exercises a non-qualified stock option, the participant will recognize ordinary (compensation) income on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares of Common Stock acquired pursuant to the exercise and the exercise price of the non-qualified stock option. The Company will be allowed a deduction in the amount of any ordinary income recognized by the participant upon exercise of the non-qualified stock option, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. When the participant sells the shares acquired upon exercise of a non-qualified stock option, the participant will recognize a capital gain (loss) to the extent of any appreciation (depreciation) in the value of the shares from the date of exercise to the date of sale. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option.
(4)The grant of a stock appreciation right will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. If the participant exercises a stock appreciation right, the participant will recognize ordinary (compensation) income on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares of Common Stock underlying the stock appreciation right being exercised and the grant price of the stock appreciation right. The Company will be entitled to a corresponding tax deduction, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. To the extent the stock appreciation right is settled in shares of Common Stock, when the participant sells the shares, the participant will recognize a capital gain (loss) to the extent of any appreciation (depreciation) in the value of the shares from the date of exercise. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be short-term if the participant does not hold the shares for more than one year after the exercise of the stock appreciation right and long-term if the participant does hold the shares for more than one year after the exercise of the stock appreciation right.
(5)The grant of restricted stock will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. Holders of shares of restricted stock will recognize ordinary (compensation) income on the date that the shares of restricted stock are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. A holder of restricted stock may generally elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income in the amount of the fair market value of the shares of restricted stock on the date of grant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the holder, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. When the participant disposes of shares granted as restricted stock, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognized ordinary income will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The holding period begins when the restricted stock vests, unless a Section 83(b) election is made, in which case the holding period begins upon the restricted stock grant date. The Company will not be entitled to a corresponding deduction for any such capital gain. Holders of restricted stock will also recognize ordinary income equal to any dividend income when such payments are received, which will be when the restricted stock becomes vested or earned.
(6)The grant of restricted stock units will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. Upon settlement of the restricted stock units, the participant will generally recognize ordinary (compensation) income in the amount of the fair market value of the shares of Common Stock and/or the amount of cash paid to the participant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. When the participant disposes of any shares of Common Stock paid upon settlement of the restricted stock units, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognized ordinary income with respect to the shares will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The Company will not be entitled to a corresponding deduction for any such capital gain.

(7)The grant of performance shares or performance units will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. The participant will recognize ordinary (compensation) income, and the Company will be entitled to a corresponding deduction, at the time shares of Common Stock are delivered in payment of performance shares or shares of Common Stock and/or cash are delivered in payment of performance units. The amount of such ordinary income will be the amount of the fair market value of the shares of Common Stock and/or the amount of cash delivered to the participant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. When the participant disposes of any shares of Common Stock, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognizes ordinary income will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The Company will not be entitled to a corresponding deduction for any such capital gain.

Proposed Awards under the 2024 Plan

No awards have been proposed under the 2024 Plan as of the date of this proxy statement.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2023 with respect to compensation plans of the Company under which shares of Common Stock may be issued. As noted above, if the 2024 Plan is approved by shareholders at the Annual Meeting, no future awards will be made under the 2017 Plan.

Equity Compensation Plan Information

Number of Shares
Remaining
Available for Future
	Number of Shares		Issuance
	to be issued upon	Weighted Average	Under Equity
	Exercise of	Exercise Price of	Compensation
	Outstanding	Outstanding	Plans (Excluding Shares
	Options, Warrants	Options, Warrants	Reflected in the First
Plan Category	and Rights	and Rights	Column) (1)
Equity compensation plans approved by shareholders	—	$—	44,236
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	—	$—	44,236

(1)	Represents shares available for future awards under the 2017 Plan.

Board Recommendation

The Company’s Board of Directors unanimously recommends that shareholders vote FOR approval of the 2024 Plan.

PROPOSAL V - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Moss Adams LLP, an independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2024. Representatives of Moss Adams LLP have been invited to be present at the Annual Meeting, and we expect that they will attend. If present, these representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Shareholder ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. The Board of Directors, however, is submitting the appointment of Moss Adams LLP to the shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

Audit Committee Pre-Approval Policy

Pursuant to the terms of its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors. The Audit Committee must pre-approve the engagement letters and the fees to be paid to the independent auditors for all audit and permissible non-audit services to be provided by the independent auditors and consider the possible effect that any non-audit services could have on the independence of the auditors. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the independent auditors to render permissible non-audit services to the Company, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting. At this time, the Audit Committee has not adopted any pre-approval policies.

Principal Accountant Fees and Services

The aggregate fees billed to the Company by Moss Adams LLP and its affiliates for the fiscal years ended December 31, 2023 and 2022 were as follows:

	Year Ended December 31,
	2023	2022
Audit Fees	$793,137	$577,000
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$793,137	$577,000

“Audit Fees” for 2023 and 2022 were comprised of professional services rendered in connection with the audit of the Company’s annual financial statements, for the required review of financial information included in the Company’s Quarterly Reports on Form 10-Q, and in connection with the Company’s acquisition of Pacific Enterprise Bancorp and its subsidiary, Pacific Enterprise Bank in 2022. Fees for 2023 include the required review and audit of the Company’s restated financial statements appearing in the amendments filed in July 2023 to (i) the Company’s Form 10-Qs for the quarterly periods ended March 31, 2023, September 30, 2022, June 30, 2022 and March 31, 2022 and (ii) the Company’s Form 10-K

for the year ended December 31, 2022. Fees for 2023 also include professional services rendered in connection with the Company’s Registration Statement on Form S-3 filed with the SEC in 2023.

No fees were billed by Moss Adams LLP for professional services rendered for services or products other than those listed above for 2023 and 2022. The Audit Committee has determined that the services provided by Moss Adams LLP as set forth herein are compatible with maintaining Moss Adams LLP’s independence.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting materials” or to be filed with the SEC, nor shall said information be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding the incorporation by reference of this proxy statement into any such filing.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2023, with management. The Audit Committee has discussed with Moss Adams LLP our independent registered public accounting firm for the year ended December 31, 2023, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has also received the written disclosures and the letter from Moss Adams LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Moss Adams LLP its independence.

Based on the Audit Committee’s review and discussions noted above, it recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The foregoing report is furnished by the Audit Committee of the Board of Directors:

Harpreet S. Chaudhary (Chair)	Syvia L. Magid
Lloyd W. Kendall, Jr.	Rocco Davis
Robert G. Laverne, MD

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of the outstanding shares of our Common Stock to file reports of ownership and changes of beneficial ownership with the SEC. The Company believes, based solely on a review of Section 16 reports filed with the SEC and written representations by the Company’s reporting persons that no other reports were required during the year ended December 31, 2023, that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were timely filed during 2023 other than as follows: On January 3, 2024, a Form 5 was filed for Mr. Chaudhary to correct the number of securities beneficially owned by him, which was overstated by 2,433 shares in his Form 3 filed with the SEC and was carried forward in his subsequent Form 4 filings; and on December 1, 2023, a Form 4 was filed for Mr. Guarini to report, among other transactions, four separate late transactions involving gifts of Common Stock made by Mr. Guarini to his charitable foundation.

SHAREHOLDER PROPOSALS AND OTHER INFORMATION

In order to be eligible for inclusion in our proxy materials for next year’s annual meeting of shareholders, any shareholder proposal for that meeting must be received by the Company’s Corporate Secretary at BayCom Corp, 500 Ygnacio Valley Road, Suite 200, Walnut Creek, California, 94596 by December 27, 2024. If, however, the date of next year’s annual meeting of shareholders is before May 19, 2025 or after July 18, 2025, any such proposal must be received at the Company’s executive office a reasonable time before the Company begins to print and send its proxy materials for that meeting to be eligible for inclusion in those proxy materials. Any such proposal will be subject to the requirements of the proxy rules adopted under the Exchange Act and as with any shareholder proposal (regardless of whether included in the Company’s proxy materials), our Charter and Bylaws and California law.

Our Bylaws contain additional notification requirements for shareholder proposals, regardless of whether they are submitted for inclusion in our proxy materials. In order to be considered for presentation at the next annual meeting, written notice of a shareholder proposal containing the information specified in Section 2.4 of our Bylaws must be given to the President of the Company and be delivered to or mailed to and received at the Company’s principal executive offices, not more than 60 calendar days prior to the annual meeting nor more than 10 calendar days after the date of the notice of such meeting is sent to shareholders; provided, however that if less than 10 calendar days’ notice of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the President of the Company no later than the time fixed in the notice of the annual meeting for the opening of such meeting.

Nominations of persons for election to the Company’s Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice and information procedures set forth in the Company’s Bylaws. Pursuant to Article III, Section 3.3 of the Company’s Bylaws, nominations for directors by shareholders must be made in writing and delivered to the President of the Company at the Company’s principal executive offices by the later of: (i) the close of business 21 calendar days prior to any meeting of shareholders called for the election of directors, or (ii) ten calendar days after the date of mailing of notice of the meeting to shareholders. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in Article III, Section 3.3 of the Company’s Bylaws.

Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in connection with the Company’s next annual meeting of shareholders must also provide notice to the Company that contains the information required by Rule 14a-19(b) under the Exchange Act no later than April 19, 2025. If, however, the date of the Company’s next annual meeting of shareholders is before May 19, 2025 or after July 18, 2025, this notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made by the Company. The notice required by Rule 14a-19(b) is in addition to the advance notice required under Article III, Section 3.3 of the Company’s Bylaws for shareholders desiring to submit director nominations.

FORM 10-K

This proxy statement is accompanied by a copy of our Annual Report on Form 10-K for the year ended December 31, 2023 (“Form 10-K”) filed with the SEC (excluding exhibits). We encourage you to read the Form 10-K. It includes information on our operations, products and services, as well as our audited financial statements. Although the Form 10-K is being provided to shareholders with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated into this proxy statement by reference. To request a copy of the Form 10-K with exhibits, call or write to: BayCom Corp, 500 Ygnacio Valley Road, Suite 200, Walnut Creek, CA 94596, Attention: Martin Sanchez, Shareholder Relations; telephone number (925) 476-1843. Alternatively, copies of these documents may be obtained from our website, www.unitedbusinessbank.com, by clicking the “About Us” link and then the “Investor Relations” link.

OTHER MATTERS

We are not aware of any business to come before the Annual Meeting other than those matters described in this proxy statement. However, if any other matter should properly come up before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

APPENDIX A

BAYCOM CORP

2024 OMNIBUS INCENTIVE PLAN

A-i

ARTICLE 8 RESTRICTED STOCK AND RESTRICTED STOCK UNITS		A-10
8.1	Grant of Restricted Stock and Restricted Stock Units	A-10
8.2	Restricted Stock or Restricted Stock Unit Agreement	A-10
8.3	Non-transferability	A-10
8.4	Other Restrictions	A-10
8.5	Certificate Legend	A-11
8.6	Removal of Restrictions	A-11
8.7	Voting Rights	A-11
8.8	Dividends and Other Distributions	A-11
8.9	Termination of Employment or Service Due to Death or Disability	A-11
8.10	Termination of Employment or Service for Other Reasons	A-11
8.11	Settlement of Restricted Stock Units	A-11
ARTICLE 9 PERFORMANCE SHARES AND PERFORMANCE UNITS		A-12
9.1	Grant of Performance Shares and Performance Units	A-12
9.2	Amount of Award	A-12
9.3	Award Agreement	A-12
9.4	Performance Goals	A-12
9.5	Discretionary Adjustments	A-12
9.6	Payment of Awards	A-12
9.7	Termination of Employment or Service Due to Death or Disability	A-12
9.8	Termination of Employment or Service for Other Reasons	A-12
9.9	Non-transferability	A-13
ARTICLE 10 BENEFICIARY DESIGNATION		A-13
ARTICLE 11 RIGHTS OF EMPLOYEES AND DIRECTORS		A-13
11.1	Employment or Service	A-13
11.2	Participation	A-13
ARTICLE 12 CHANGE IN CONTROL		A-13
12.1	Effect of Change in Control	A-13
12.2	Conditional Vesting	A-13
12.3	Replacement Awards	A-14
12.4	Separation from Service	A-14
ARTICLE 13 AMENDMENT, MODIFICATION AND TERMINATION		A-14
13.1	Amendment, Modification and Termination	A-14
13.2	Awards Previously Granted	A-15
ARTICLE 14 WITHHOLDING		A-15
ARTICLE 15 SUCCESSORS		A-15
ARTICLE 16 REQUIREMENTS OF LAW		A-15
16.1	Requirements of Law	A-15
16.2	Governing Law	A-15
16.3	Regulatory Requirements	A-15
ARTICLE 17 ADDITIONAL PROVISIONS		A-15
17.1	Notices	A-15
17.2	Election to Defer	A-16
17.3	Other Restrictions, Limitations and Clawback; Compliance with Law, Rules and Regulations	A-16
17.4	Compliance with Section 409A	A-17

A-ii

BAYCOM CORP

2024 OMNIBUS INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT, PURPOSE AND DURATION

1.1Establishment of the Plan. The Company hereby establishes an incentive compensation plan to be known as the “BayCom Corp 2024 Omnibus Incentive Plan” (the “Plan”), as set forth in this document. The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.

The Plan has been approved by the Company’s Board, but it will only become effective (the “Effective Date”) when it is approved by the Company’s stockholders at the annual meeting of the Company’s stockholders on June 18, 2024 or any adjournment or postponement thereof. Prior to the Effective Date, the Company had in effect the BayCom Corp Amended and Restated 2017 Omnibus Equity Incentive Plan (the “Prior Plan”). No further awards shall be made under the Prior Plan after the Effective Date, and Shares reserved to make new awards under the Prior Plan shall be released; provided Shares reserved to fund issued and outstanding awards under the Prior Plans shall continue to be reserved to provide for those awards. All awards outstanding under the Prior Plan shall remain outstanding in accordance with their terms. Each outstanding award under the Prior Plan shall continue to be governed solely by the terms of the documents evidencing such award, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such awards with respect to their acquisition of Shares.

1.2Purpose of the Plan. The purpose of the Plan is to continue to promote the long-term success, and enhance the long-term value, of the Company by linking the personal interests of Employees and Directors with those of Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees and Directors upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent, in a manner that does not expose the Company to imprudent risks and that is consistent with the long-term health of the Company.

1.3Duration of the Plan. Subject to approval by the stockholders of the Company, the Plan shall become effective on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board or the Committee to terminate the Plan at any time pursuant to Article 15 herein. However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

2.1Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below:

(a)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.
(b)“Bank” means United Business Bank, a California state-chartered commercial bank, or any successor thereto.
(c)“Beneficiary” has the meaning set forth in Article 10 herein.
(d)“Board” or “Board of Directors” means the Board of Directors of the Company.
(e)“Cause” means a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order. For purposes of this subsection, no act, or failure to act, on a Participant’s part shall be considered “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the financial institutions industry. Notwithstanding the foregoing, if a Participant is a party to an employment, change in control or similar agreement with the Company or any Subsidiary and such agreement defines “Cause” (or a variation of that term) in a manner different than as set forth above, the definition in such agreement shall apply for purposes of the Plan instead of the above definition.
(f)“Change in Control” means the first to occur of a “change in the ownership” of the Company or the Bank, a “change in the effective control” of the Company or the Bank or a “change in the ownership of a substantial portion” of the Company’s or the Bank’s assets, as those phrases are determined in Section 409A.
(g)“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto, and the rules and regulations thereunder.
(h)“Committee” means the Committee, as specified in Section 3.1 herein, appointed by the Board to administer the Plan.
(i)“Company” means BayCom Corp, a California corporation, or any successor thereto.
(j)“Director” means any individual who is a member of the Board or the board of directors of a Subsidiary, or an emeritus or advisory director of the Company or a Subsidiary who is not currently an Employee of the Company or a Subsidiary.
(k)“Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.
(l)“Employee” means a full-time or part-time employee of the Company or any Subsidiary. Directors who are not otherwise employed by the Company or any Subsidiary shall not be considered Employees under the Plan.
(m)“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.
(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the rules and regulations thereunder.
(o)“Fair Market Value” means the closing market price per share of one Share on the relevant date, as reported by the NASDAQ Stock Market or any other exchange or quotation system on which the Shares are then listed or quoted. If the Shares did not trade on the relevant date, then Fair Market Value shall be the closing market price of one Share on the most recently preceding date on which the Shares traded. If the Shares are not traded on an established exchange, Fair Market Value shall be determined by the Committee in good faith. Notwithstanding anything herein to the contrary, the determination of Fair Market Value shall comply with Section 409A.
(p)“Grant Price” means the stock price above which a SAR entitles the recipient to any increase in value, as determined by the Committee.
(q)“Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and meets the requirements of Section 422 of the Code.
(r)“Nonqualified Stock Option” or “NQSO” means an option to purchase Shares, granted pursuant to Article 6 herein, which is not an Incentive Stock Option.

(s)“Option” means an Incentive Stock Option or a Nonqualified Stock Option.
(t)“Participant” means an Employee or Director who has outstanding an Award granted under the Plan.
(u)“Period of Restriction” means the period during which the entitlement of a Participant under an Award of Restricted Stock or Restricted Stock Units is limited in some way or subject to forfeiture, in whole or in part, based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion.
(v)“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act.
(w)“Performance-Based Award” means a Performance Shares Award or a Performance Units Award based on the achievement of performance goals during a Performance Period.
(x)“Performance Period” means the period of time as specified by the Committee over which Performance Shares or Performance Units are to be earned.
(y)“Performance Shares” means an Award granted pursuant to Article 9 herein which entitles a Participant to receive Shares based on the achievement of performance goals during a Performance Period.
(z)“Performance Units” means an Award granted pursuant to Article 9 herein which entitles a Participant to receive cash, Shares or a combination thereof, based on the achievement of performance goals during a Performance Period.
(aa)“Qualified Domestic Relations Order” means a domestic relations order that satisfies the requirements of Section 414(p) of the Code (or any successor provision) as if such section applied to the applicable Award.
(bb)“Related” means (i) in the case of a SAR or other right, a SAR or other right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another right and (ii) in the case of an Option, an Option with respect to which and to the extent a SAR or other right is exercisable, in whole or in part, in lieu thereof.
(cc)“Restricted Stock” means an Award of Shares subject to a Period of Restriction granted pursuant to Article 8 herein.
(dd)“Restricted Stock Units” means an Award denominated in units subject to a Period of Restriction granted pursuant to Article 8 herein.
(ee)“Section 409A” means Section 409A of the Code and any regulations or guidance of general applicability thereunder.
(ff)“Shares” means shares of the common stock of the Company.
(gg)“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, granted pursuant to Article 7 herein.
(hh)“Subsidiary” means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least 50% of the combined equity thereof.

2.2Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3

ADMINISTRATION

3.1The Committee. The Plan shall be administered by a Committee, consisting of two or more members of the Board of Directors, each of whom shall be (i) a “Non-Employee Director,” as defined in Rule 16b-3 under the Exchange Act and (ii) an “Independent Director” under the corporate governance rules and regulations imposing independence standards on committees performing similar functions promulgated by any national securities exchange or quotation system on which Shares are listed.

3.2Authority of the Committee. The Committee shall have full power except as limited by law or by the charter or bylaws of the Company or by resolutions adopted by the Board, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and to determine the terms and provisions of, and interpret, any agreement or instrument evidencing an Award or entered into under the Plan (which agreement or instrument may be in electronic format); to establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 13 herein) to amend or otherwise modify the Plan or the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan and, if the Award is subject to Section 409A, does not cause the Plan or the Award to violate Section 409A. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, rule or regulation, the Committee may delegate its authorities as identified hereunder.

3.3Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all parties having an interest therein, including the Company, its stockholders, Employees, Directors, Participants and their respective successors.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1Number of Shares. Subject to adjustment as provided in Section 4.4 herein:

(a)The total number of Shares available for issuance under the Plan shall be 500,000 (the “Limit”). These Shares may be either authorized but unissued, or Shares that have been reacquired by the Company. Awards that are not settled in Shares shall not be counted against the Limit.
(b)Subject to adjustment as provided in Section 4.4 herein, all of the Shares that may be issued under this Plan may be issued pursuant to SARs or Options granted hereunder, provided that the number of Shares that may be issued under this Plan pursuant to Options which are Incentive Stock Options shall be limited to 500,000.
(c)All Awards granted pursuant to this Plan shall have at the time of grant a minimum vesting period of at least one year from the date of grant (at least three years for full vesting for the chief executive officer), provided that Awards for up to 5% of the maximum Shares available under the Plan (for any Participant other than the chief executive officer) may provide for a shorter vesting period at the time of grant.

4.2Maximum Awards. Participants may receive one or more Awards during a calendar year. Subject to adjustment as provided in Section 4.4, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan during each calendar year:

(a)The maximum aggregate number of Shares subject to Options and/or SARs granted in any one calendar year to any one Participant shall be the lesser of 100,000 Shares or $2,000,000 in Fair Market Value as of the date of grant.

(b)The maximum aggregate number of Shares subject to Awards of Restricted Stock and/or Restricted Stock Units granted in any one calendar to any one Participant shall be the lesser of 50,000 Shares or $2,000,000 in Fair Market Value as of the date of grant.
(c)The maximum aggregate number of Shares covered by Awards of Performance Shares and/or Performance Units granted in any one calendar year to any one Participant shall be the lesser of 50,000 Shares or $2,000,000 in Fair Market Value as of the date of grant.
(d)The maximum aggregate number of Shares that may be covered by Awards granted to any Director in any one calendar year shall be 25,000 Shares.

4.3Lapsed Awards. If any Award granted under the Plan terminates, expires or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan. Shares used to pay the Exercise Price of an Option and Shares used to satisfy tax withholding obligations shall not be available for future Awards under the Plan. To the extent that Shares are delivered pursuant to the exercise of a SAR, the number of underlying Shares as to which the exercise related shall be counted against the Limit set forth in Section 4.1, as opposed to only counting the Shares issued.

4.4Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) after the Effective Date, such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change-in-capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of a Participant’s rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Exercise Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations or accounting principles.

4.5Dividends and Dividend Equivalents. The Committee may provide that any Award under the Plan earn dividends or dividend equivalents; provided however, that dividend equivalent rights may not be granted in connection with any Option or SAR granted hereunder. Unless otherwise determined by the Committee, a Participant holding an outstanding Award (other than any an Option or SAR) shall be entitled to (i) receipt or accrual (in the case of an Award that has not yet been delivered in full), as the case may be, of all dividends and distributions paid in respect of Shares underlying such Award; provided, that if any such dividends or distributions are paid in Shares or other securities, such Shares and other securities shall be subject to the same vesting and other restrictions as apply to the Award with respect to which they were paid and further provided that dividends and distributions accrued with respect to an unpaid Award shall be accumulated and paid when the Shares underlying the Award are issued.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1Eligibility. Persons eligible to participate in the Plan include all Employees, including Employees who are members of the Board or the board of directors of any Subsidiary, and all Directors, including Directors of the Company and its Subsidiaries.

5.2Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee or Director shall be entitled to be granted an Award under the Plan.

ARTICLE 6

STOCK OPTIONS

6.1Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee. Subject to Sections 4.1 and 4.2, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant; provided however, no ISOs may be granted more than ten (10) years after February 20, 2024, which is the date the Plan was adopted by the Company’s Board. Options granted to Directors shall consist only of NQSOs and not ISOs. Any Option under this Plan which is designated by the Committee as an ISO but fails to qualify as an ISO for any reason shall be treated as a NQSO to the extent of such failure.

6.2Option Agreement. Each Option grant shall be evidenced by an Option agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the amount or percentage of the Option that becomes exercisable on specified dates, and such other provisions as the Committee shall determine. The Option agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3Exercise Price. The Exercise Price for each grant of an Option shall be determined by the Committee, provided that the Exercise Price shall not be less than the Fair Market Value of a Share on the date the Option is granted. In the event any holder of more than 10% of the Shares receives a grant of ISOs, the Exercise Price shall be not less than 110% of the Fair Market Value of a Share on the date of grant. Notwithstanding the authority granted to the Committee pursuant to Section 3.2, and except for adjustments pursuant to Section 4.4, once an Option is granted, the Committee shall have no authority to reduce the Exercise Price, nor may any Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower Exercise Price, or be exchanged for cash or another Award if the Exercise Price of the exchanged Option is greater than the then-current Fair Market Value of a Share, without the approval of the Company’s stockholders.

6.4Duration of Options. Each Option granted shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth anniversary of the date of its grant, and provided further that no ISO granted to a holder of more than 10% of the Shares shall be exercisable later than the fifth anniversary of the date of its grant.

6.5Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant.

6.6Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by payment in full of the Exercise Price.

Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, upon exercise of any Option, the Exercise Price shall be payable to the Company in full either (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price, (c) by broker-assisted (cashless) exercise, (d) by withholding of Shares issuable upon exercise (net settlement) or (e) by any combination of (a) through (d).

As soon as practicable after receipt of a notification of exercise and payment in full of the Exercise Price, the Company shall deliver Share certificates, or cause Shares to be issued by book-entry procedures, in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired upon exercise for a specified period of time, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. No restriction on Share transferability shall be imposed that causes either the Shares or the Options to which the Shares relate to violate Section 409A.

6.8Termination of Employment or Service Due to Death or Disability.

(a)Termination by Death. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, in the event the employment or service of a Participant is terminated by reason of death, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all Options granted to such Participant shall remain exercisable until their respective expiration dates or for one year after the date of the Participant’s death, whichever period is shorter, by the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Option by will or by the laws of descent and distribution.
(b)Termination by Disability. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, in the event the employment or service of a Participant is terminated by reason of Disability, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all Options granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date that the Participant’s employment or service is terminated by reason of Disability, whichever period is shorter. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s Options by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.
(c)Exercise Limitations on ISOs. In the case of ISOs, the tax treatment prescribed under Section 422 of the Code may not be available if the Options are not exercised within the time periods provided by Section 422 for each of the various types of employment termination.

6.9Termination of Employment or Service for Other Reasons. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, if the employment or services of a Participant shall terminate for any reason other than the reasons set forth in Section 6.8 herein, except for Cause, all outstanding Options that are not exercisable as of the date of termination immediately shall expire and terminate (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to waive such termination and to immediately make exercisable all or any portion of such Options. Thereafter, unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, all such exercisable Options shall remain exercisable until their respective expiration dates, or for three months after the date of termination, whichever period is shorter. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s Options by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.

If the employment or service of a Participant shall terminate for Cause, all outstanding Options immediately shall be forfeited to the Company regardless of the exercisability status of the Options (and shall once again become available for grant under the Plan).

6.10Additional Requirements with Respect to Incentive Stock Options.

(a)Notice of Sale. Each Participant who receives Shares upon exercise of an Option that is an ISO shall give the Company prompt notice of any sale of Shares prior to a date which is two years from the date the Option was granted or one year from the date the Option was exercised. Such sale shall disqualify the Option as an ISO.
(b)Maximum Dollar Value of ISOs Vesting Per Year. The aggregate Fair Market Value (determined with respect to each ISO at the time such ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or an Subsidiary) shall not exceed $100,000.

6.11Transferability of Options. Except as otherwise permitted by the Code or the regulations thereunder, no ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than, upon the Participant’s death, to the person designated as the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution. An ISO may be transferred incident to a divorce (within the meaning of Code Section 1041) or pursuant to a Qualified Domestic Relations Order, but such transfer shall cause the ISO to become a NQSO as of the day of the transfer. An ISO may be transferred to a grantor trust if, under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the ISO while it is held by the trust. No NQSO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (i) upon the Participant’s death, to the person designated as the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution, (ii) pursuant to a Qualified Domestic Relations Order, (iii) to a grantor trust if, under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the NQSO while it is held by the trust or (iv) if specified by the Committee in the Participant’s Option agreement, by gift to any member of the Participant’s immediate family or to a trust for the benefit of the Participant or one or more of the Participant’s immediate family members. For purposes of this Section 6.11, a Participant’s “immediate family” shall mean the Participant, and the lineal ascendants and lineal descendants of such Participant or such Participant’s spouse, or any one or more of such individuals. Unless transferred as permitted hereby, an Option shall be exercisable during the Participant’s lifetime only by the Participant.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee. A SAR may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related SAR was exercised. Upon the exercise or termination of a Related Option, any Related SAR shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Sections 4.1 and 4.2 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. However, the Grant Price of a SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR. The Grant Price of a Related SAR shall be equal to the Exercise Price of the Related Option. The terms and conditions of any SAR shall not include provisions that provide for the deferral of compensation other than the recognition of income upon the exercise of the SAR (so that the SAR will not be subject to Section 409A). Once a SAR has been granted, the Grant Price with respect thereto may not be changed except for any adjustments pursuant to Section 4.4 herein.

7.2Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs. Notwithstanding the authority granted to the Committee pursuant to Section 3.2, and except for any adjustments pursuant to Section 4.4 of the Plan, once a SAR is granted, the Committee shall have no authority to reduce the Grant Price fixed by the Committee at the date of grant pursuant to Section 7.1 above, nor may any SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new SAR with a lower price at the date of grant, or be exchanged for cash or another Award if the Grant Price of the exchanged SAR is greater than the then-current Fair Market Value of a Share, without the approval of the Company’s stockholders.

7.3SAR Agreement. Each SAR grant shall be evidenced by a SAR agreement that shall specify the Grant Price, the term of the SAR, the number of Shares covered by the SAR, the amount or percentage of the SAR that becomes exercisable on specified dates, and such other provisions as the Committee shall determine.

7.4Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided however, such term shall not exceed ten years.

7.5Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)The difference between the Fair Market Value of a Share on the date of exercise over the Grant Price; and
(b)The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

7.6Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of a SAR under the Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired upon exercise for a specified period of time, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. No restriction on Share transferability shall be imposed that causes either the Shares or the SAR to which the Shares relate to violate Section 409A.

7.7Termination of Employment or Service Due to Death or Disability.

(a)Termination by Death. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, in the event the employment or service of a Participant is terminated by reason of death, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all SARs granted to such Participant shall remain exercisable until their respective expiration dates or for one year after the date of the Participant’s death, whichever period is shorter, by the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution.
(b)Termination by Disability. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, in the event the employment or service of a Participant is terminated by reason of Disability, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all SARs granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date the Participant’s employment or service is terminated by reason of Disability, whichever period is shorter. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s SARs by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.

7.8Termination of Employment or Service for Other Reasons. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, if the employment or service of a Participant shall terminate for any reason other than the reasons described in Section 7.7 herein, except for Cause, all outstanding SARs held by the Participant that are not exercisable as of the date of termination immediately shall expire and terminate (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to waive such termination and to make exercisable all or any portion of such SARs. Thereafter, unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, all such exercisable SARs shall remain exercisable until their expiration dates, or for three months after the date of termination, whichever period is shorter. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s SARs by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.

If the employment or service of the Participant shall terminate for Cause, all outstanding SARs immediately shall be forfeited to the Company regardless of the exercisability status of the SARs (and shall once again become available for grant under the Plan) and no additional exercise period shall be allowed.

7.9Transferability of SARs. A SAR that is Related to an ISO may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution. Any other SAR, whether or not related to a NQSO, may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (i) upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution, (ii) pursuant to a Qualified Domestic Relations Order, (iii) to a grantor trust described in Section 6.11 or (iv) if specified by the Committee in the Participant’s SAR agreement, by gift to any member of the Participant’s immediate family or to a trust for the benefit of the Participant, or one or more of the Participant’s immediate family members. For purposes of this Section 7.9, a Participant’s “immediate family” shall have the meaning ascribed to it in Section 6.11. Unless transferred as permitted hereby, a SAR shall be exercisable during the Participant’s lifetime only by the Participant.

ARTICLE 8

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1Grant of Restricted Stock and Restricted Stock Units. Subject to the limitations set forth in Sections 4.1 and 4.2 herein, and the other terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Employees and Directors in such amounts as the Committee shall determine. Unless vested earlier pursuant to Section 8.9 or 8.10 herein, Shares of Restricted Stock and Restricted Stock Units shall vest (i.e., no longer be subject to a risk of forfeiture under a Period of Restriction), based upon continuing employment or service, over a minimum of one year from the date of grant (at least three years for full vesting for the chief executive officer), with the exception of: (i) Shares of Restricted Stock and Restricted Stock Units awarded based upon past or future performance, which shall vest, based also upon continuing employment or service, over a minimum of one year; and (ii) Shares of Restricted Stock and Restricted Stock Units granted to a person not previously an Employee or Director, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the Company or any Subsidiary, which may be subject to a shorter minimum vesting period.

8.2Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and Restricted Stock Unit grant shall be evidenced by a Restricted Stock or Restricted Stock Unit agreement that shall specify the Period of Restriction and any other vesting terms, the number of Shares of Restricted Stock or Restricted Stock Units granted, and such other provisions as the Committee shall determine. Each Restricted Stock Unit agreement shall comply with Section 409A.

8.3Non-transferability. Except as otherwise provided in this Plan or the Restricted Stock or Restricted Stock Unit agreement, Shares of Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Restricted Stock or Restricted Stock Unit agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock or Restricted Stock Unit agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during such Participant’s lifetime only to such Participant, except as otherwise provided in the Restricted Stock or Restricted Stock Unit agreement.

8.4Other Restrictions. In addition to the restrictions set forth in Sections 8.1 and 8.3 herein, the Committee may impose such restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable, including restrictions under applicable federal or state securities laws; and may legend the certificate or place a stop transfer instruction on book-entry Shares representing Restricted Stock to give appropriate notice of such restrictions. The Committee may also require that Participants pay a stipulated purchase price for each Share of Restricted Stock or Restricted Stock Unit, or impose holding requirements or sale restrictions upon vesting of Restricted Stock or settlement of Restricted Stock Units in Shares.

8.5Certificate Legend. In addition to any legends placed on certificates or stop transfer instructions placed on book-entry Shares pursuant to Section 8.4 herein, each certificate or book-entry statement representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend or stop transfer instruction:

“The sale or other transfer of the shares of stock represented by this certificate or in book entry form, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the BayCom Corp 2024 Omnibus Incentive Plan and in a Restricted Stock agreement dated ____, 20__. A copy of the Plan and such Restricted Stock agreement may be obtained from the Corporate Secretary of BayCom Corp.”

8.6Removal of Restrictions. Except as otherwise provided in this Section, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend or stop transfer instruction, as the case may be, required by Section 8.5 herein removed from the Participant’s Share certificate or book-entry Shares.

8.7Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are issued to the Participant in settlement of the Restricted Stock Units.

8.8Dividends and Other Distributions. Subject to Section 4.5 herein, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. The Committee may provide that payment of such dividends shall not be made until the underlying restricted stock vests. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which such dividends were paid. Participants shall have no rights to dividends or other distributions paid on the Shares underlying Restricted Stock Units other than dividends and distributions with a record date on or after the date on which the Shares are issued to the Participant. Subject to Section 4.5 herein, the Committee may provide for dividend equivalent units in the Participant’s Restricted Stock Unit agreement.

8.9Termination of Employment or Service Due to Death or Disability. Unless otherwise set forth in the Restricted Stock or Restricted Stock Unit agreement, in the event that a Participant’s employment or service is terminated by reason of death or Disability, the Period of Restriction with respect to the Participant’s Shares of Restricted Stock or Restricted Stock Units shall lapse as of the date of termination.

8.10Termination of Employment or Service for Other Reasons. Unless otherwise set forth in the Restricted Stock or Restricted Stock Unit agreement, if the employment or service of the Participant shall terminate for any reason other than those reasons described in Section 8.9 herein, including for Cause, all unvested Shares of Restricted Stock and Restricted Stock Units held by the Participant at that time shall immediately be forfeited and, in the case of Restricted Stock, the Shares shall be returned to the Company (and shall once again become available for grant under the Plan); provided, however, that with the exception of a termination of employment or service for Cause, the Committee, in its sole discretion, shall have the right to provide for lapsing of the Period of Restriction with respect to Restricted Stock or Restricted Stock Units following termination of employment or service for any reason other than those described in Section 8.9 herein, upon such terms and provisions as it deems proper.

8.11Settlement of Restricted Stock Units. Restricted Stock Units shall be settled (paid) at such time as is specified in the Restricted Stock Unit agreement. When and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, Shares or a combination thereof, as determined by the Committee at its sole discretion.

ARTICLE 9

PERFORMANCE SHARES AND PERFORMANCE UNITS

9.1Grant of Performance Shares and Performance Units. Subject to the limitations set forth in Sections 4.1 and 4.2 herein and the other terms of the Plan, the Committee, at any time and from time to time, may grant Performance Shares, or Performance Units entitling the Participant to future cash payments or Shares or a combination thereof, based upon the level of achievement with respect to one or more pre-established performance goals established for a Performance Period.

9.2Amount of Award. The Committee shall establish a maximum amount of a Participant’s Award, which amount shall be denominated in Shares in the case of Performance Shares or in units in the case of Performance Units.

9.3Award Agreement. Each Award of Performance Shares or Performance Units shall be evidenced by a Performance Share or Performance Unit agreement, which shall contain provisions regarding (i) the target and maximum amount payable to the Participant pursuant to the Award, (ii) the performance goals and level of achievement versus these goals that shall determine the amount of such payment, (iii) the Performance Period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) whether and the extent to which Participants holding Performance Shares or Performance Units will receive dividends or dividend equivalents with respect to dividends declared with respect to the Shares, which, if any, shall be subject to Section 4.5 herein, (vi) restrictions on the alienation or transfer of the Award prior to actual payment and restrictions on the sale or transfer of Shares following actual payment of an Award paid in Shares, (vii) forfeiture provisions, and (viii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee.

9.4Performance Goals. Performance goals established by the Committee shall relate to Company or Subsidiary-wide, group or individual performance, and be based upon such measures as are determined by the Committee. Multiple performance goals may be used and the components of multiple performance goals may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, individuals or entities.

9.5Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Award of Performance Shares or Performance Units on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine, if so provided in the terms of the Award.

9.6Payment of Awards. Following the conclusion of each Performance Period, the Committee shall determine the extent to which performance goals have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Period. The Committee shall determine what, if any, payment is due with respect to an Award and, in the case of Performance Units, whether such payment shall be made in cash, Shares or a combination thereof. Payment shall be made in a lump sum within 60 days after the Committee determines that a payment is due (or at such other time as provided for in the Performance Share or Performance Unit agreement that either qualifies as a short-term deferral that is exempt from Section 409A, or satisfies Section 409A).

9.7Termination of Employment or Service Due to Death or Disability. Unless provided otherwise in the Participant’s agreement evidencing the Participant’s Performance Shares or Performance Units, if the employment or service of a Participant shall terminate before the end of a Performance Period by reason of death or Disability, then to the extent it is determined by the Committee following the end of the Performance Period in accordance with Section 9.6 that the performance goals have been attained, the Participant shall be entitled to a pro rata payment based on the number of months’ service during the Performance Period but based on the achievement of performance goals during the entire

Performance Period; payment under these circumstances shall be made at the time payments are made to Participants who did not terminate service during the Performance Period, subject to Section 9.6 herein.

9.8Termination of Employment or Service for Other Reasons. Unless provided otherwise in the Participant’s agreement evidencing such Participant’s Performance Shares or Performance Units, if the employment or service of a Participant shall terminate before the end of a Performance Period for any other reason, all outstanding Awards of Performance Shares or Performance Units to such Participant shall be cancelled; provided, however, that in the event of a termination of the employment or service of the Participant by the Company other than for Cause, the Committee in its sole discretion may waive the foregoing automatic cancellation provision and pay out on a pro rata basis as set forth in Section 9.7 herein.

9.9Non-transferability. Except as otherwise provided in the Participant’s agreement evidencing such Participant’s Award of Performance Shares or Performance Units, Performance Shares and Performance Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been designated by the Participant, by will or by the laws of descent and distribution. Further, except as otherwise provided in the Participant’s agreement evidencing such Participant’s Award of Performance Shares or Performance Units, a Participant’s rights under the Plan shall inure during the Participant’s lifetime only to such Participant.

ARTICLE 10

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit or right under the Plan is to be paid or transferred in case of such Participant’s death before such Participant receives any or all such benefits or rights (a “Beneficiary” or “Beneficiaries”). Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits or rights remaining at the Participant’s death shall be paid or transferred to the Participant’s estate.

ARTICLE 11

RIGHTS OF EMPLOYEES AND DIRECTORS

11.1Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary. For purposes of the Plan, unless the Committee provides otherwise in an Award agreement, service includes service of a Participant in any capacity as a director, advisory or emeritus director, officer or employee of the Company or any Subsidiary, including an Employee who subsequently becomes a Director.

11.2Participation. No Employee or Director shall be entitled to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 12

CHANGE IN CONTROL

12.1Effect of Change in Control. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 12 shall apply in the event of a Change in Control. The Board has final authority to determine the exact date on which a Change in Control has been deemed to have occurred.

12.2Conditional Vesting. Upon a Change in Control, except to the extent that another Award meeting the requirements of Section 12.3 (a “Replacement Award”) is provided to the Participant to replace an outstanding Award (the “Replaced Award”) and except as otherwise provided by the Committee in the applicable Award agreement:

(a)	Each SAR and Option then outstanding shall become fully vested and exercisable;
(b)Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of Shares or cash with respect to Restricted Stock Units shall occur pursuant to Section 8.11 above, provided, however, that with respect to any Restricted Stock or Restricted Stock Unit Award subject to performance-based vesting conditions, the effect of a Change in Control on such Award shall be determined applying the principles of Section 12.2(c) below as if such Award was a Performance Share Award; and
(c)Each Performance Unit or Performance Share Award held by the Participant shall be deemed earned and shall be paid to the extent of the greater of (i) the extent, as determined by the Committee, to which the Performance Goals applicable to such Performance-Based Award have been met during the applicable Performance Period up through and including the effective date of the Change in Control or (ii) the target number of Performance Units or Performance Shares determined at the date of grant, with such target number to be pro-rated based on the elapsed proportion of the applicable Performance Period up through and including the effective date of the Change in Control.

12.3Replacement Awards. An Award shall meet the conditions of this Section 12.3 (and hence qualify as a Replacement Award) if:

(a)	it has a value at least equal to the value of the Replaced Award;
(b)it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control;
(c)	it meets the requirements of Section 12.4 below; and
(d)its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control and the provisions of Section 12.4).
(e)Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 12.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

12.4Separation from Service. Upon an involuntary separation from service of a Participant (other than for Cause but including voluntary resignation for good reason under an applicable plan or agreement) occurring in connection with or during the period of two (2) years after a Change in Control, all Replacement Awards held by the Participant, to the extent not vested as of such separation, shall become fully vested and (if applicable) exercisable and free of restrictions.

ARTICLE 13

AMENDMENT, MODIFICATION AND TERMINATION

13.1Amendment, Modification and Termination. The Board or the Committee may, at any time and from time to time, terminate, amend or modify the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Company’s stockholders if, when and to the extent such stockholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such stockholder approval. In addition, Options and SARs issued under the Plan may not be repriced, replaced or re-granted through cancellation, by being exchanged for cash or other Awards or by lowering the Exercise or

Grant Price of a previously granted Option or SAR (other than as described in Section 4.4 herein), except with the approval of the Company’s stockholders to the extent required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted and, to the extent applicable, in compliance with Section 409A and except that SARs may be settled in cash in accordance with Section 7.5. Neither the Board nor the Committee may materially waive any conditions of, or rights of the Company under, or modify or amend the terms of any outstanding Award, nor may the Board or Committee amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise herein provided, including, without limitation as provided in Section 13.2 herein.

13.2Awards Previously Granted. No termination, amendment or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant; provided, however, that the Participant shall not be required to consent to any amendment or modification required by law or for the Plan to comply with Section 409A.

ARTICLE 14

WITHHOLDING

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise or payment made under or as a result of the Plan. The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold Shares or the Participant making other arrangements acceptable to the Committee.

ARTICLE 15

SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company.

ARTICLE 16

REQUIREMENTS OF LAW

16.1Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.2Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of California.

16.3Regulatory Requirements. Anything in this Plan or an Award agreement to the contrary notwithstanding, it is intended, to the extent required, that this Plan, any Award agreement and Awards granted hereunder comply with the requirements of legislative or regulatory limitations or requirements which are or may become applicable to the Company and the Awards made hereunder (collectively, the “Regulatory Requirements”), including, but not limited to, provisions limiting payment of certain bonus, incentive or retention compensation or “golden parachute payments” to certain officers or highly compensated employees, requiring that the Company recover (claw-back) bonus and incentive compensation in certain circumstances, and precluding bonus and incentive arrangements that encourage unnecessary or excessive risks that threaten the value of the Company or any Subsidiary, in each case within the meaning of the Regulatory Requirements, and only to the extent applicable to the Company (or a Subsidiary) and a Participant. The application of this Section 16.3 is intended to, and shall be interpreted, administered and construed to, cause the Plan, any Award agreements and Awards to comply with the Regulatory Requirements and, to the maximum extent consistent with this Section 16.3 and the Regulatory Requirements, to permit the operation of the Plan, the Award agreement and each Award in accordance with the terms and provisions thereof before giving effect to the provisions of this Section 16.3 or the Regulatory Requirements.

ARTICLE 17

ADDITIONAL PROVISIONS

17.1Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three (3) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)	If to the Committee:

BayCom Corp

500 Ygnacio Valley Road

Walnut Creek, California 94596

Attention: Corporate Secretary

(b)	If to a Participant, to such person’s address as shown in the Company’s records.

17.2Election to Defer. To the extent provided by the Committee under this Plan or an applicable deferral plan established by the Company or a Subsidiary, the receipt of payment of cash or delivery of Shares that would otherwise be due to a Participant pursuant to an Award hereunder, other than Options and SARs, may be deferred at the election of the Participant. Any such deferral elections and the payment of any amounts so deferred shall be made in accordance with such rules and procedures as the Committee may establish under this Plan or the applicable deferral plan, which rules and procedures shall comply with Section 409A of the Code.

17.3Other Restrictions, Limitations and Clawback; Compliance with Law, Rules and Regulations. The Committee may provide that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment, to delayed or deferred payment or to holding period requirements upon the occurrence of certain specified events or circumstances in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (a) termination of employment or service for Cause, (b) fraudulent or illegal actions or other misconduct, (c) violation of any Company and/or Subsidiary code of ethics, conflict of interest, insider trading or similar policy or code of conduct applicable to the Participant, (d) failure to enter into, or the breach of, any noncompetition, non-solicitation, confidentiality, or other restrictive covenant that may apply to the Participant, (e) other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries or (f) requirements of applicable laws, rules or regulations, including the Regulatory Requirements (as described in Section 16.3). If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (and not otherwise exempted), or in other circumstances subjecting Participants to the obligation to repay, and for the Company to recoup (claw back) incentive or other compensation, the Participant shall reimburse the Company with respect to payments received upon exercise or in settlement of an Award earned or accrued, and/or outstanding Awards shall be reduced, surrendered or cancelled, in such amount and with respect to such time period as the Committee shall determine to be required by applicable law, rule or regulation.

17.4Compliance with Section 409A. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A. In the case of amounts not intended to be deferrals of compensation subject to Section 409A, such as, but not limited to, annual incentive Awards, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement. In the case of amounts intended to be deferrals of compensation subject to Section 409A, the initial deferral election shall be made and become irrevocable no later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A. If an amount payable under an Award as a result of the separation from service (other than due to death) occurring while the Participant is a “specified employee” (as defined in Section 409A) constitutes a deferral of compensation subject to Section 409A, then payment of such amount shall not occur until six (6) months and a day after the date of the Participant’s “separation from service” except as permitted under Section 409A. With respect to any Award that is not exempt from Section 409A, all references in this Plan to a termination of employment or service or a “separation from service” shall mean a cessation or reduction in the Participant’s services for the Company (and any other affiliated entities that are deemed to constitute a “service recipient” as defined in Treasury Regulation §1.409A-1(h)(3)) that constitutes a “Separation from Service” as determined under Section 409A of the Code, taking into account all of the facts, circumstances, rules and presumptions set forth in Treasury Regulation §1.409A-1(h).

BAYCOM CORP

Annual Meeting of Shareholders
June 18, 2024 at 2:30 p.m. PDT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints George J. Guarini and Keary L. Colwell, or either of them, with full power of substitution and resubstitution, as proxies to represent and vote all shares of common stock of BayCom Corp (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on June 18, 2024, at 2:30 p.m. PDT, or any adjournment or postponement thereof.

THE PROXIES ARE FURTHER AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The Board of Directors recommends a vote “FOR” the election of each director nominee named in Proposal 1, “FOR” Proposal 2, for every “3 YEARS” on Proposal 3, “FOR” Proposal 4 and “FOR” Proposal 5.

1.	To elect eight (8) directors to serve as members of the Board of Directors of the Company, each for a one-year term

	FOR	WITHHOLD	Shares Voted For Nominee (Cumulative Voting Use Only*)
01. James S. Camp	☐	☐
02. Harpreet S. Chaudhary	☐	☐
03. Keary L. Colwell	☐	☐
04. George J. Guarini	☐	☐
05. Lloyd W. Kendall, Jr.	☐	☐
06. Janet L. King	☐	☐
07. Robert G. Laverne, M.D.	☐	☐
08. Syvia Magid	☐	☐

*Cumulative voting instructions: California Law and the Company’s Bylaws provide for cumulative voting for directors. This means that each share held entitles the holder to cast a number of votes equaling the number of directors to be elected. The number of directors to be elected is eight (8). Thus, if a shareholder owns 100 shares, he or she may cast up to 800 votes. A shareholder may cast all of his or her votes for one candidate or distribute such votes among as many candidates as he or she deems appropriate.

2.	An advisory (non-binding) vote on executive compensation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	An advisory (non-binding) vote as to whether future advisory votes on executive compensation should be held every one year, every two years or every three years.

☐ 1 YEAR	☐ 2 YEARS	☐ 3 YEARS	☐ ABSTAIN

4.	Approval of the BayCom Corp 2024 Omnibus Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	Ratification of the appointment of Moss Adams LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024.

☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy, when properly executed, will be voted as directed. If no direction is made, this proxy will be voted “FOR” the election of all director nominees named herein, “FOR” the advisory vote on executive compensation, for every “3 YEARS” on the advisory vote as to the frequency of future advisory votes on executive compensation, “FOR” the approval of the BayCom Corp 2024 Omnibus Incentive Plan, and “FOR” the ratification of the appointment of Moss Adams LLP.

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

Signature

Signature (Co-owner)

Dated: , 2024

□ I agree to receive all future communications related to these holdings electronically via the email address provided below. I understand I am able to change this selection at any time in the future.

EMAIL ADDRESS:

Please return your completed proxy whether or not you plan to attend the Annual Meeting. You may nevertheless vote in person if you do attend the Annual Meeting.

If you vote by Internet, you do NOT need to mail back your proxy card

YOUR VOTE IS IMPORTANT

Voting Instructions

You may vote your proxy in the following ways:

•	Via Internet:

Login to https://annualgeneralmeetings.com/bcml2024

Enter your control number (12-digit number located below)

•	Via Mail:

Pacific Stock Transfer Company
6725 Via Austi Parkway
Suite 300
Las Vegas, Nevada 89119

CONTROL NUMBER

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m. PDT on June 17, 2024.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.